Exhibit 10.5

LEASE AGREEMENT BY AND BETWEEN

VENABLE TENANT, LLC, as Landlord

AND

PRECISION BIOSCIENCES, INC., as Tenant

EXHIBITS

Exhibit A	Description of the Land
Exhibit B	Floor Plan of Premises
Exhibit C	Premises Specifications
Exhibit D	Work Letter
Exhibit D-1	Preliminary Plans
Exhibit D-2	Final Plans
Exhibit E	Rules and Regulations
Exhibit F	Tenant Security Procedures
Exhibit G	List of Hazardous Materials

1. Defined Terms. Capitalized words and phrases used in this Lease have the following meanings:

1.01

Additional Rent – all sums other than Base Annual Rent payable by Tenant to Landlord pursuant to the terms of this Lease, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses.

1.02	Applicable Laws – collectively, any local, state or Federal laws, statutes, rules, regulations, ordinances, and court or judicial orders and decrees.
1.03

Audit Notice – a written notice that Tenant wishes to examine itself or to employ a nationally-recognized consulting firm (on a capped contingency fee basis) or an independent certified public accounting firm (on an hourly rate basis) reasonably acceptable to Landlord, to inspect and audit Landlord’s books and records in order to confirm the accuracy of the Statement.

1.04	Base Annual Rent - a base annual rental equal to the product of (x) the Base Rate multiplied by (y) the Net Rentable Area.
1.05	Base Annual Rent Escalation – the increase in the CPI with a floor of two and one-half percent (2.5%) and a ceiling of three percent (3%).
1.06

Base Rate – Seventeen and 85/100 Dollars ($17.85) per rentable square foot for the first twelve (12) months following the Commencement Date, and thereafter increased by the Base Annual Rent Escalation.

1.07	Building – the Dibrell A Warehouse Building at 302 East Pettigrew Street, Durham, North Carolina.
1.08

Commencement Date – the later to occur of: (i) October 1, 2010, or (ii) completion of the Tenant Improvements as evidenced by the issuance of a certificate of occupancy by the City of Durham and certification of substantial completion by the Tenant’s architect.

1.09

Common Areas – the driveways, parking areas, pedestrian sidewalks, common conference rooms, kitchen areas, lobbies, stairways, entranceways, bathrooms and canteens, if any, provided by Landlord as a convenience for use in common by Landlord and all tenants of the Building as an appurtenance to the Premises, each building in the Project, and the Project.

1.010

Controllable Expenses – all Operating Expenses, excluding utilities (e.g., electricity, gas, water and sewer), property taxes, and insurance, for which Landlord has an opportunity to select vendors and negotiate rates with the selected vendors, as reasonably determined by Landlord.

1.011

CPI – shall mean an amount determined by multiplying the Base Annual Rent by a fraction, the denominator of which is the Revised Consumer Price Index for All Urban Consumers – New Series (1982-1984 = 100) U.S. City Average, All Items, as published by the Bureau of Labor Statistics, U.S. Department of Labor (the “Price Index”), for the first month of the First Lease Year, and the numerator of which is said Price Index for the next to last month of the Lease Year just concluding. In the event that the United States Bureau of Labor Statistics shall discontinue the issuance of the Price Index, then the rental adjustment provided for herein shall be made on the basis of changes in the most comparable and recognized cost of living index then issued and available, which is published by the United States Government.

1.012	Force Majeure – delays beyond the control of Landlord or Tenant, including, but not limited to, permitting, availability of materials, acts of God, Tenant Delays, and inclement weather.
1.013	Guarantor – N/A.
1.014	Hazardous Material – any hazardous or toxic substance, pollutant, contaminant, gas, toxic mold, or petroleum product defined as such in (or for purposes of) Hazardous Material Laws.

1.015

Hazardous Material Laws – collectively, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called “Superfund” or “Superlien”, law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product.

1.016	Land – certain land in the County of Durham, City of Durham, State of North Carolina, upon which the Building and Project are located and which is more particularly described in Exhibit A.
1.017	Landlord – Venable Tenant, LLC, a North Carolina limited liability company.
1.018	Landlord Party – collectively, the Landlord and its agents, employees, officers, invitees, licensees and independent contractors.
1.019	Lease – this Lease Agreement.
1.020

Lease Year – the first twelve (12) months following the Rent Commencement Date (said first twelve (12) month period will be the first “Lease Year”) and each successive twelve-month period during the Term following the expiration of the first Lease Year.

1.021	Master Lease – that Master Lease dated July 11, 2006, pursuant to which the Prime Tenant leased the Building and the Land from the Prime Landlord.
1.022	Net Rentable Area – Eight Thousand Two Hundred Seventy-Four (8,274) rentable square feet, per BOMA measurement standards.
1.023

Operating Expenses – any and all reasonable charges, fees, costs, and expenses actually incurred by Landlord in connection with the management, operation, ownership, maintenance, security, servicing, insuring, and repair of the Building or Project, and will include, without limitation, the following:

(1)    Premiums, deductibles, and other charges for insurance;

(2)    Real Estate Taxes;

(3)    Management fees and personnel costs (including all fringe benefits, workers’ compensation insurance premiums and payroll taxes);

(4)    Costs of service, access control, and maintenance contracts;

(5)    Maintenance, repair, and replacement expenses and supplies;

(6)    Depreciation/amortization for capital repairs or expenditures made by Landlord to reduce operating expenses if Landlord reasonably estimates (and documents) that the annual reduction in Operating Expenses will exceed such depreciation or to comply with legal, insurance, or governmental requirements (or repair/maintenance requirements under the Lease);

(7)    Charges for janitorial, window, day porter, and cleaning services and supplies;

(8)    Any business, professional, or occupational license tax payable by Landlord or other tax or surcharge (or alternative payment or fee levied, charged, or assessed by a governmental entity in addition to or in lieu of a tax, license, or fee);

(9)    Reasonable reserves for such replacements, repairs, and contingencies that would be treated as Operating Expense under this Lease;

(10)    Sales, use, and personal property taxes payable in connection with tangible personal property and services purchased;

(11)    Accounting and audit fees relating to the determination of Operating Expenses (and of Tenant’s Proportionate Share thereof) and the preparation of statements required by tenant leases and legal fees (except as provided below);

(12)    Expenses incurred in connection with any concierge services;

(13)    The rental value of any management office;

(14)    Special assessments, fees, charges, levies, penalties, service payments, excises, assessment charges and costs for transit, transit encouragement traffic reduction programs, or any similar purpose;

(15)    All costs of operating maintaining, repairing and replacing improvements in any Common Areas; and

(16)    Any other reasonable expense actually incurred by Landlord in maintaining, repairing, or operating the Building or the Project.

The following costs and expenses will be excluded from Operating Expenses for the Building and the Project:

(1)    Costs in connection with any structural repair or major change in the Building;

(2)    Costs, including permit, license, and inspection costs, associated with alterations or improvements of the Premises, the premises of other tenants or occupants of the Building or Project, or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or Project;

(3)    Depreciation of the Building or Project, fixtures or equipment;

(4)    Interest, points, fees, and principal payments on mortgages and other debt costs, if any, or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or Project or the Land;

(5)    Costs for which Landlord is reimbursed by its insurance carrier, any tenant’s carrier, any tenant, any warrantor, or any other third party, to the extent of the reimbursement and not including deductibles;

(6)    Any bad debt loss, rent loss, reserves for bad debts or rent loss, or legal fees incurred in collecting rent or other obligations from other Building or Project tenants;

(7)    The cost of services provided to certain tenants of the Building or Project beyond those provided to all Building or Project tenants, and costs incurred by Landlord in respect of breaches of other leases in the Building or Project;

(8)    Costs associated with the operation of the business of the person or entity which constitutes Landlord, as distinguished from the costs of operation of the Building or Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or Project, costs of any disputes between Landlord and its employees, disputes of Landlord with Building or Project management, and outside fees paid in connection with disputes with other tenants and salaries, wages or other compensation above the level of property manager;

(9)    Any expenditures which under normal accounting rules should be treated as capital expenditures, except depreciation/amortization for such capital repairs or expenditures made by Landlord for the purpose of reducing Operating Expenses of the Building or Project as set forth above;

(10)    Costs of repairs or replacements caused by the exercise of any condemnation rights by any public or quasi-public authority;

(11)    Charitable and political contributions, advertising, marketing, and promotional expenditures, including costs of staging special events (unless applied for the benefit of all tenants or the Building or Project as a whole, or as necessary to provide service in accordance with a first-class standard, e.g., expenses for an annual Building or Project holiday party);

(12)    Marketing costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or Project;

(13)    Property management fees in excess of 4% of gross rental receipts;

(14)    Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship; and

(15)    Any costs, fines, or penalties incurred because Landlord violated any Applicable Law.

1.024	Parking – non-exclusive use of twenty (20) parking spaces.
1.025

Permitted Use – general office and laboratory use for a biotechnology company (or for any other legal use with Landlord’s prior written consent which Landlord may withhold in its reasonable discretion.

1.026	Premises – certain premises known as Dibrell A-100, a floor plan of which is attached hereto and made a part hereof as Exhibit B.
1.027	Premises Specifications – the specifications to which the Premises are to be constructed as described in Exhibits C and D.
1.028	Prime Landlord – Pettigrew Street Partners, LLC.
1.029	Prime Tenant – Venable Investor, LLC.
1.030	Project – The Venable Center.
1.031

Real Estate Taxes – any and all taxes (including special assessments) that are payable within a particular calendar year, including all taxes imposed on the Project and the Land. Real Estate Taxes will include, without limitation, (i) all real estate taxes, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Project or the Land, (ii) personal property taxes applicable to the personalty of Landlord, whether used by Landlord or its agent, related to or used in the management or operation of the Project, (other than such taxes based upon Landlord’s net income), (iii) any other present or future taxes or charges that are imposed upon Landlord or assessed against the Project or the Land which are in the nature of or in substitute for real estate taxes, including any tax levied on or measured by the gross rents payable by tenants of the Project, any public safety fee or similar charge, any transit, sales, rental, use, receipts, or occupancy tax or fee, and any assessment imposed in connection with business improvement or similar districts, (iv) public space rentals, including but not limited to vault rentals, and (v) all reasonable costs and expenses actually incurred by Landlord, including without limitation reasonable attorneys’ fees and consultants’ fees and court costs, in connection with reviewing, protesting, or seeking a reduction or abatement of, or defending or otherwise participating in any challenge to, real estate taxes, but only if (i) Tenant approves such protest; or (ii) to the extent said protest or reduction is ultimately successful. If the levy will be levied or imposed on the Project, and/or Land and/or Landlord, in substitution for real estate taxes and/or personal property taxes presently levied or imposed on immovables in North Carolina, and including also without limitation any Project dues or assessments, any taxes on rents, or alternative which may be enacted by the taxing municipality to pay for municipal services or as a money raising action, whether temporary or permanent, then any such new tax or levy will be included within the amount of Real Estate Taxes of which Tenant will pay its Proportionate Share. Real Estate Taxes will not include, nor will Tenant be obligated to pay pursuant to this Lease, such taxes as capital gains, corporation, unincorporated business, income, profit, excess profit, inheritance, transfer, recordation, estate, gift or franchise taxes, or any fines, penalties and/or interest on late payments of any Real Estate Taxes (unless such late payment is caused by Tenant’s failure to make timely payment of any installments of its Proportionate Share of increases in Real Estate Taxes, in which case Tenant will be solely liable to reimburse Landlord for the entirety of any such fine, penalty and/or interest).
1.032

Renewal Term – two (2), three (3) year options to renew at the lesser of the (i) then escalated Base Annual Rate, or (ii) ninety five (95%) percent of the then current market rental rate for comparable laboratory space in downtown Durham, as reasonably determined by Landlord.

1.033	Rent – collectively, the Base Annual Rent and the Additional Rent.
1.034	Rent Abatement – the first five (5) months of the Term.
1.035	Rent Commencement Date – the date which is the first day following expiration of the Rent Abatement period.
1.036

Security Deposit – the equivalent of six (6) months Base Annual Rent, Seventy-Three Thousand Eight Hundred Forty-Five and 45/100 dollars ($73,845.45) in the form of a Letter of Credit to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant pursuant to the Lease.

1.037

Statement – a written statement submitted within one hundred and twenty (120) days after the end of each calendar year by Landlord to Tenant showing (i) Tenant’s actual Proportionate Share of the amount by which Operating Expenses incurred during the preceding calendar year exceed the Operating Expenses for the Base Year, (ii) the amount thereof paid by Tenant, and (iii) the balance due or the overpayment.

1.038	Sublease – that sublease dated July 11, 2006, pursuant to which the Landlord has leased the entirety of the Building and the Land from the Prime Tenant.
1.039	Tenant – Precision BioSciences, Inc.
1.040	Tenant Delay – any verifiable act or omission by Tenant, or a Tenant Party that proximately results in a delay hereunder. (as reasonably documented by Landlord).
1.041

Tenant’s Forecast Operating Expenses – a written statement of Landlord’s reasonable estimate of Tenant’s Proportionate Share of Operating Expenses for each calendar year (or portion thereof) during the Term or Renewal Term presented to Tenant prior to the beginning of each calendar year. Operating Expenses for 2010 are estimated to be $3.91 per rentable square foot.

1.042	Tenant Improvements – the improvements constructed to prepare the Premises for occupancy by Tenant as described in Exhibit D.
1.043

Tenant Improvement Allowance – Fifty dollars ($50.00) per rentable square foot for a total of Four Hundred Thirteen Thousand Seven Hundred Dollars ($413,700.00). The Tenant Improvement Allowance shall be used to fund (listed in order of payment): Landlord Design Oversight (5% of Construction and Design Costs), Design Fees, Permit Fees, Construction Contingency (5% of Construction Costs), Construction Payment and Performance Bonds, and Construction Costs.

1.044	Tenant Improvement Overage – all costs for the Tenant Improvements minus the Tenant Improvement Allowance.
1.045	Tenant Party – collectively, the Tenant and its agents, employees, officers, invitees, licensees and independent contractors.
1.046

Tenant’s Proportionate Share – a percentage which represents the ratio that the number of rentable square feet of the Premises bears to (i) the rentable square footage of the Building for invoices associated specifically with the Building (e.g., building common area janitorial, common area utilities, termite treatment, etc.) which is 16.01409% or (ii) the rentable square footage of the Project for invoices associated with the Project (e.g. property taxes, insurance premiums, landscaping, security, snow/ice removal, etc.) which is 9.63404%. Tenant’s Proportionate Share for any partial calendar year during the Lease Term will be determined by multiplying the amount of Tenant’s Proportionate Share of increases in Operating Expenses for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term or Renewal Term and the denominator of which is three hundred sixty-five (365) Tenant shall have the right to confirm the measurement of the Premises and its Proportionate Share, and receive appropriate Rent and Tenant Improvement Allowance adjustments, increases, and/or refunds, to the extent Tenant discovers an error and provides evidence of same to Landlord for reasonable confirmation by Landlord.

1.047	Term – sixty-five (65) months.
1.048	Termination Date – that date which is sixty-five (65) months after the Commencement Date.

2.    Recitals. This Lease is made and entered into as of the 5th day of April, 2010, by and between the Landlord and the Tenant. The parties hereto acknowledge that Landlord has leased the entirety of the Building and the Land from the Prime Tenant pursuant to the Sublease and that the Prime Tenant has leased the Building and the Land from the Prime Landlord pursuant to the Master Lease. Upon the execution of this instrument, Landlord will sublease the Premises to Tenant. While the transaction effected hereby would be a sublease, and the Landlord and Tenant are respectively, sublandlord and subtenant, for ease of reference, this instrument is referred to as a Lease, and the parties referred to as Landlord and Tenant, and Landlord hereby confirms that it has authority to sublease the Premises to Tenant. Now therefore, in consideration of the foregoing and the mutual covenants provided herein, the parties hereto agree as follows:

3.    Premises. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Permitted Use. The Premises are comprised of the Net Rentable Area in the Building situated on the Land in the County of Durham, City of Durham, State of North Carolina, more particularly described on Exhibit A, attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Premises. Except as provided herein (and subject to latent defects not readily apparent through visual inspection and identified “punchlist” items, which Landlord shall repair within a reasonable amount of time), Tenant shall lease the Premises “as is” with no representations or warranties made by Landlord as to the condition of the Premises To the best of its knowledge, Landlord represents and warrants that as of this date, the Premises are in material compliance with all Applicable Laws, and are in good condition and repair subject to reasonable wear and tear. In addition, Landlord shall use all reasonable efforts to insure that as of the Commencement Date (modified as provided herein), the Premises will be in material compliance with all Applicable Laws and are in good condition and repair. To the best of Landlord’s knowledge, Applicable Laws and any recorded restrictive covenants permit the Premises to be used for the Permitted Use.

The Building is part of the Project and consists of a total of Eighty-Five Thousand Six Hundred and Twenty-Two (85,622) rentable square feet with the Building being comprised of Fifty One Thousand Six Hundred Sixty-Seven (51,667) rentable square feet. Landlord hereby represents and warrants to Tenant that the foregoing representations regarding rentable square feet are consistent with the definition of rentable area calculated pursuant to Building Owners and Managers Association Standards. A floor plan of the Premises is attached hereto and made a part hereof as Exhibit B. As an appurtenance to the Premises, Tenant, its employees and invitees will have the nonexclusive right to use the Common Areas at the Building.

Within five business days of the Commencement Date, Tenant will, upon demand of Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the Premises (subject to latent defects not readily apparent through    visual inspection and identified “punchlist” items, which Landlord shall repair within a reasonable amount of time), acknowledging the Commencement and Termination Dates of this Lease.

Except for any items the cost of which is paid out of the Tenant Improvement Allowance, Landlord shall perform, at its sole cost and expense, all work detailed on Exhibit C hereto. The upfit of the Premises, will be performed by Landlord in accordance with the Premises Specifications in the Work Letter, if applicable attached hereto and made a part hereof Exhibit D.

Subject to reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants of the Project, Tenant and its invitees will have the right to the non-exclusive usage of twenty (20) parking spaces. Landlord will not be responsible for enforcing Tenant’s parking rights against any third parties.

Tenant is granted a non-exclusive right to use, in common with the other tenants and users of the Project, all of the Common Areas. Landlord shall have exclusive control and management responsibility of the Common Areas. Landlord may, from time to time, alter the Common Areas, install kiosks, planters, fountains, sculptures, signs, and other structures within the Common Areas provided however that any such alterations shall not materially and adversely interfere with Tenant’s use or enjoyment of the Premises or decrease Tenant’s parking spaces. Landlord shall have the right to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas and to grant to individual tenants the right to conduct retail sales within the Common Areas. Landlord makes no representation or warranty concerning the size of the Common Areas and may, in the future, reduce the size of the Common Areas in its reasonable discretion, provided however that such reduction shall not materially and adversely interfere with Tenant’s use or enjoyment of the Premises, and shall result in a commensurate reduction in Tenant’s Proportionate Share.

Landlord hereby grants to Tenant a continuing right of first refusal to lease vacant and available space in the Building (the “Additional Space”) under the terms and conditions as provided below:

(i) Subordinate to other tenants at the Project with pre-existing First Right of Refusal, and so long as there is no event of default by Tenant hereunder beyond any applicable grace and/or cure period, Landlord will notify Tenant when it has all or a portion of the Additional Space for lease to a third party (the “Third Party”) and the terms and conditions upon which it is willing to lease such space (“Landlord’s Notice”).

(ii) Tenant shall provide written notice to Landlord, as to Tenant’s decision to lease or not to lease the Additional Space within five (5) business days after Landlord’s Notice is received. If Tenant does provide to Landlord notice to lease the Additional Space, Landlord and Tenant will execute a lease amendment adding the Additional Space to the Premises within twenty (20) days after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms provided to the Third Party. If Tenant does not provide written notice to Landlord within five (5) business days after receipt of the Landlord’s Notice, Tenant will have been deemed to have waived its right to lease the Additional Space and Landlord shall be free to enter into a lease with the Third Party. Should all or any portion of the Additional Space become vacant thereafter, Tenant shall again have the right of first refusal provided herein.

(iii) The rights provided to Tenant in this Section are personal to the Tenant and may not be assigned in connection with an assignment of this Lease, subletting of the Premises or otherwise, except for any Permitted Transferee (as hereinafter defined).

4.    Term. The Term of the Lease will begin on the Commencement Date and end on the Termination Date, unless sooner terminated or extended pursuant to the provisions hereof. The Commencement Date and Termination Date will be extended at the option of Landlord due to Force Majeure. Landlord shall use commercially reasonable measures to ensure that the Commencement Date is no later than October 1, 2010. In the event that the Commencement Date is later than February 1, 2011 for reasons other than a Tenant Delay or Force Majeure, and provided there is no default or event of default by Tenant hereunder, Tenant shall, by written notice to Landlord on or prior to February 6, 2011 (time being of the essence), have the right to terminate this Lease and all of its obligations hereunder (as of the date of giving such notice), and the parties hereto shall have no further obligation to each other hereunder.

Provided there is no default or event of default by Tenant hereunder at the time such rights are exercised or when a Renewal Term will commence, Tenant will have the option to extend the term of this Lease for two (2) Renewal Terms each of three (3) Lease Years by providing Landlord written notice of its desire to do so at least one hundred and eighty (180) days prior to the end of the then current term hereof. The date of the commencement of the Renewal Term will be the day after the expiration of the then current term of the Lease (unless sooner terminated as provided herein). All terms and conditions of this Lease will be in effect during the Renewal Term, except that (i) the Base Annual Rent will be the lesser of (a) ninety-five percent (95%) of the then market rate for comparable laboratory space in downtown Durham, as determined in accordance with this Section 4, or (b) the increase in the CPI with a floor of two and one-half percent (2.5%) and a ceiling of three percent (3%) but in no event shall Base Annual Rent be less than that paid the previous Lease Year, and (ii) upon the exercise of the right to renew hereunder, a right of Tenant to renew or extend the term hereof will have lapsed. Failure of Tenant to comply strictly with the provisions of this subparagraph will render the rights of Tenant in this subparagraph null and void. The rights granted to Tenant in this subparagraph are personal to Tenant and will not inure to the benefit of any successor or assign of Tenant, except for any Permitted Transferee.

The market rate shall mean the fair market base rent, without deduction for the cash value of free rent and leasehold improvements, which renewing, non-equity tenants are then receiving in connection with a lease for comparable space in the Durham, North Carolina area. Promptly following receipt by Landlord of Tenant’s renewal notice, Landlord shall notify Tenant of the amount that, in Landlord’s reasonable opinion, represents the market rate during the Renewal Term. Within fifteen (15) days of such notice, (a) if Tenant agrees, Tenant shall notify Landlord that Tenant so agrees that the Base Annual Rent therein provided constitutes the market rate, or (b) if Tenant disagrees, Tenant shall specify what Base Annual Rent, in Tenant’s opinion, constitutes the market rate, or (c) if Tenant does not respond, Tenant shall be deemed to agree. In the event Tenant agrees, then the Base Annual Rent set forth in Landlord’s said notice shall be deemed the market rate. In the event Tenant disagrees as provided in clause (b) above, the following procedure shall be used in determining the market rate: The parties shall use due diligence to attempt to agree upon the market rate within seven (7) business days following the foregoing fifteen (15) day period, but, if they do not so agree, then at the request of either party to the other (the “Initial Request”), the parties shall jointly choose a real estate broker (who shall have had at least ten (10) years experience as a broker in commercial office leasing in the Durham, North Carolina area) and who has not been employed by either party, whose decision shall be final and binding. If the parties do not agree upon such a third party broker and notify in writing the other thereof within seven (7) business days of the Initial Request, then within six (6) additional business days each party shall choose a real estate broker (having the foregoing credentials) and notify in writing the other thereof, and the joint decision of such real estate brokers regarding the market rate shall be final and binding (or, failing such notice, or if such choice is made, failing notice to the other within such six (6) additional business day period, the decision of one such real estate broker timely chosen and noticed shall be final and binding). If the two (2) real estate brokers timely chosen and noticed do not agree within seven (7) business days of the end of the six (6) business day period mentioned above during which they were chosen, then they shall choose a third such real estate broker (having the foregoing credentials) within five (5) business days, and the decision of such third real estate broker regarding the market rate shall be final and binding.

5.    Rent. Beginning on the Rent Commencement Date and continuing thereafter throughout the Term, Tenant will pay the Rent in monthly installments in advance, without demand, deduction or offset, in lawful money of the United States commencing on the Rent Commencement Date, and continuing on the first day of each and every month thereafter until the Termination Date. Rent payments for any fractional calendar month at the end, or the beginning of the term of the Lease, will be prorated. In the event Tenant fails to pay any installment of Rent hereunder within ten days of the due date of such installment, Tenant will pay to Landlord on demand a late charge in an amount equal to four percent (4%) of such installment. The provision for such late charge will be in addition to all of Landlord’s other rights and remedies hereunder or at law and will not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. Commencing with the second Lease Year hereunder, Base Annual Rent will increase on each anniversary of the Rent Commencement Date by the Base Annual Rent Escalation over the Base Annual Rent paid the previous Lease Year.

Commencing January 1 of the year following the Commencement Date and continuing thereafter for each calendar year during the Term, Landlord will present to Tenant Tenant’s Forecast Operating Expenses. Tenant will pay without deduction, offset, or counter claim, and otherwise in the same manner as Base Annual Rent on the first day of each calendar month during the Term, an amount equal to one twelfth (1/12) of Tenant’s Forecast Operating Expenses as Additional Rent. From time to time during any calendar year, Landlord may revise Tenant’s Forecast Operating Expense and adjust Tenant’s monthly payments to reflect Landlord’s such revisions. Promptly after the full execution of this Lease (and delivery to Tenant of a copy thereof), Tenant shall pay Landlord the first month’s Rent due hereunder.

Notwithstanding the foregoing, and provided there is no default or event of default hereunder by Tenant, Base Annual Rent (but not Operating Expenses) shall be abated hereunder for the first five (5) months after the Commencement Date (the “Rent Abatement”). Tenant will be responsible for its Proportionate Share of the Operating Expenses for the Building as well as its utilities and janitorial services.

6.    Operating Expenses. The accounting of the Operating Expenses will be performed in accordance with Generally Accepted Accounting Principles. For the purpose of calculating the Operating Expenses, no Controllable Expense will increase more than five percent (5%) over the charge paid by Tenant the previous Lease Year.

If the average occupancy rate of the Building Rentable Area will be less than ninety-five percent (95%) during any calendar year, or if any tenant is separately paying for (or does not require) electricity, janitorial, or other services furnished to its premises, then, for purposes of calculating Operating Expenses, the Operating Expenses for such period that vary with the level of occupancy of the Building or Project will be increased by the additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate had been ninety-five percent (95%) for such period. In no event will the Project tenants be required to pay, in the aggregate, more than 100% of the actual Operating Expenses of the Building or Project for any calendar year, and Tenant will not be required to pay more than one hundred percent (100%) of its Proportionate Share of the total increase in Operating Expenses actually incurred for the calendar year, with such actual Operating Expenses to be determined and payments reconciled through the process described above. At Tenant’s written request, Landlord will provide information sufficient to disclose or quantify adjustments made to each category of Operating Expenses increased pursuant to the provisions of this Section. For the purpose of this Section, the term “Building” will be deemed to include the roof of the Building and any extensions therefrom, courtyards, sidewalks, landscaping, and all other areas, facilities, improvements, and appurtenances relating to any of the foregoing; provided, however, that Operating Expenses for the Building will not include Operating Expenses for the Project.

Within 120 days after the end of each calendar year, Landlord will submit to Tenant the Statement showing (i) the actual Tenant’s Proportionate Share of the amount by which Operating Expenses incurred during the preceding calendar year exceed the Tenant’s Forecast Operating Expenses, (ii) the amount thereof paid by Tenant, and (iii) the balance due or the overpayment. If there is a balance due, Tenant will pay the balance due as Additional Rent within thirty (30) days following receipt of such Statement. If the Statement indicates an overpayment, then Landlord will credit the net overpayment toward Tenant’s next estimated payment(s) pursuant to this Section or if at the end of the Term, will refund such excess to Tenant. Tenant or its designated representative, at its sole expense, will have the right once per calendar year during the Term to audit Landlord’s books and records relating to the Operating Expenses for the immediately preceding calendar year. This audit must take place on a mutually agreeable date during reasonable business hours at Landlord’s office at the address stated above and only after Tenant has given Landlord at least fourteen (14) calendar days prior written notice of the date and time Tenant desires to commence such audit. If Tenant elects to audit Landlord’s books and records, Tenant will have the right to perform an audit of the Operating Expenses for the immediately preceding two (2) calendar years, such audit to be conducted by a reputable accounting firm reasonably approved by Landlord. If any such audit reveals an error by Landlord resulting in an overcharge to Tenant, then Landlord will promptly reimburse Tenant for the amount erroneously charged to Tenant. Likewise, if any such audit reveals an error resulting in Tenant being undercharged, then Tenant will promptly reimburse Landlord for the amount of such deficiency. If any audit performed by Tenant reveals that the Operating Expenses in total have been overstated by more than five percent (5%), Landlord will pay and/or reimburse Tenant for the cost of the audit not to exceed Two Thousand, Five Hundred Dollars ($2,500.00).

7.     Utilities and Services.

(a)    Landlord shall furnish connections for each utility to the Premises to include electricity, water and sewer, and telephone as specified in Exhibit C. Landlord shall not be liable in any respect for damages to person, property or otherwise due to the interruption in any utility to the Building, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof nor give rise to any right or remedy by Tenant unless caused by the gross negligence or willful misconduct of Landlord. Landlord shall provide conduit and boxes for phone and data at the Premises. Tenant shall bear the costs and be responsible for pulling cable for phone and data from the Demarcation closet (telephone closet) and providing cabling and jacks.

(b)    Landlord shall provide the following services to Common Areas of the Building:

(i)    Common Area Cleaning (M, W, T, F): (Restrooms, Halls, Stairs, Lobby, Elevator and Entrance):

Clean and restock restrooms on 1st and 2nd floors

Clean elevator

Sweep stairwell and spot mop for spills

Vacuum carpet

Dust mop hard surface floors and spot mop to remove spills

Clean entrance glass doors and sills

Dust security desk and Lobby furniture; and

Once Weekly: Dust and damp wipe stairwell railings.

(ii) Lights on throughout Common Areas throughout the business day and parking lot illuminated every night

(iii) Security guard on duty Monday through Friday 8-5

(iv) HVAC to condition Common Areas during each business day with override after-hours (HVAC annual service contracts included in Operating Expenses)

(v) Landscaping every 7-10 days with day porter services to patrol, weed and clean site three times week

(vi) Fire alarm and controlled access door system monitored 24/7 (contract paid through Operating Expenses)

(vii) Elevator preventative maintenance contract and service; and

(viii) Routine maintenance of common areas including, but not limited to, bulb replacements, door adjustments, HVAC adjustments, plumbing repairs, etc.

8.    Direct Tenant Expenses. Tenant will arrange for the provision of service and shall pay directly to each service provider all charges for all electricity, gas, and other utilities, janitorial, telephone and internet/data used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto.

9.    Security Deposit. Promptly after the full execution of the Lease (with a copy thereof delivered to Tenant), Tenant will provide Landlord with an amount equal to six (6) months of the Base Annual Rent, Seventy-Three Thousand Eight Hundred Forty-Five and 45/100 dollars ($73,845.45) to be held as Security Deposit. Provided that Landlord reasonably approves the form and substance of such, Tenant may provide a Letter of Credit in lieu of cash. Any such Letter of Credit shall be irrevocable, unconditional, payable to the order of Landlord, from an issuer reasonably approved by Landlord, in place for the Term of the Lease and any Renewal Terms hereof, and be for the full amount of the Security Deposit. Landlord will not be required to apply all or any portion of the Security Deposit with respect to any particular violation or default by Tenant but Landlord may apply all or any portion (as reasonably required to effect a cure) of the Security Deposit to any violation, breach, or default by Tenant hereunder. Landlord will be entitled to hold the Security Deposit in an account maintained by Landlord for such funds from all tenants of Landlord. Any interest paid on such an account will become a part of the Security Deposit, accrue to the benefit of the Tenant (less any customary bank fees or charges for maintaining such account), and be delivered to Tenant upon termination of this Lease provided that the Security Deposit and interest thereon have not been applied by Landlord to an event of default hereunder. Tenant will reimburse Landlord for such portions of the Security Deposit as Landlord will from time to time apply with respect to any violation, breach, or default by Tenant hereunder promptly upon written notice of such application by Landlord. Any portion of the Security Deposit which has not been appropriated by Landlord in accordance with the provisions hereof will be returned to Tenant within thirty (30) days after the termination of this Lease.

If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be released by Landlord to Landlord’s grantee (to the extent not applied to any default by Tenant hereunder), and if so released, Tenant agrees to look solely to such grantee for the proper application and return thereof in accordance with the Lease provided that Tenant receives written notice of such conveyance. Tenant agrees that Tenant will not assign, and that neither Landlord, nor its successors and assigns, will be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance of the Security Deposit.

Any mortgagee or ground lessor will not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless the security deposit will have been received in hand by such mortgagee or ground lessor.

Any unperformed obligations of Landlord or Tenant under this Section will survive the termination of the Lease, for whatever reason, or any extension or renewal hereof.

Notwithstanding the foregoing and provided there is no default or event of default hereunder by Tenant (or if Tenant has committed a default or event of default more than one (1) time in any twelve (12) month period, then regardless of whether same has been cured), Landlord shall reduce the Security Deposit by the equivalent of one (1) month’s Base Annual Rent, Twelve Thousand Three Hundred Seven and 58/100 dollars ($12,307.58) every three (3) months during the Lease Term commencing upon the later of (i) the satisfactory repayment of Tenant’s loan as reported on Precision BioSciences, Inc. Balance Sheet dated January 8, 2010, or (ii) December 31, 2011, until such time that the equivalent of one (1) month’s Base Annual Rent, Twelve Thousand Three Hundred Seven and 58/100 dollars ($12,307.58), remains as Security Deposit. With the third reduction of the Security Deposit, if paid as aforesaid, Landlord shall remit to Tenant the net interest that has accrued on the Security Deposit. Landlord shall provide Tenant written notice of any reduction in the Security Deposit and within five (5) business days thereafter, Tenant will be responsible for the re-issuance of an approved Letter of Credit each time that Security Deposit is eligible for reduction and until Tenant provides a re-issued Letter of Credit, Landlord shall have the right to use and draw upon the currently provided Letter of Credit.

10.    Maintenance and Repairs. Landlord will maintain all Common Areas and Systems serving the Common Areas, the roof, downspouts, gutters, foundation, and the exterior walls (and any structural interior walls or other structural elements) of the Building in good repair, reasonable wear and tear excepted. Tenant will repair, replace and pay for, any damage to the foregoing caused by the negligence or misconduct of Tenant or any Tenant Party, or caused by Tenant’s default hereunder. The term “walls” as used herein will not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant will promptly give Landlord written notice of defect or need for repairs, after which Landlord will have reasonable opportunity to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease will be limited to the cost of such repairs or maintenance or the curing of such defect.

Tenant will at its own cost and expense maintain, repair and replace the entirety of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in as good condition as received (ordinary wear and tear excepted), promptly making all necessary repairs and replacements, including, but not limited to, heating, ventilation, cooling, plumbing, telecommunications, electrical and any other systems (the “Systems”) within or serving the Premises, lighting fixtures, ballasts and bulbs, windows and window treatments, windows, glass and plate glass, doors, any special office entry, interior walls, finish work, and floors and floor coverings within or serving the Premises unless any such damage is caused by parties other than Tenant or a Tenant Party. Landlord shall insure that the Systems will be in good working order and condition upon the Commencement Date. Landlord shall assign to Tenant all warranties that are legally assignable, and if not assignable, shall cooperate with Tenant to enforce such warranties. Landlord agrees to assign, to the extent legally assignable, any and all manufacturers’ warranties for the Tenant Improvements, directly to the Tenant, which warranties shall include, but not be limited to, warranties for the Systems, which shall be the standard warranties available from the manufacturers. Additionally, Landlord acknowledges and agrees that any replacements made to any Systems, or any material components thereof (during the last 24 months of the then-existing Lease Term), shall be made by Landlord, and amortized over its useful life, and charged as a capital expense under the Operating Expense formula.

Subject to compliance with any notice and right to cure provisions contained in this Lease, if Tenant shall fail to fulfill its obligations under this Section, the Landlord may enter upon the area of the Building or the Premises as required to perform the obligations of the Tenant, and will be entitled to reimbursement from the Tenant for its actual costs and expenses in conducting such obligations. The Tenant will reimburse the Landlord for its actual costs and expense promptly upon demand made by the Landlord. The provisions of this subparagraph will not be interpreted to obligate the Landlord to perform obligations of the Tenant.

Tenant will not damage any demising wall of the Building, or disturb the integrity and support provided by any demising wall and will, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or any Tenant Party.

11.    Alterations. Except for the Tenant Improvements, Tenant will not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations without the prior written consent of Landlord (not to be unreasonably withheld, or delayed). Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery, movable lab benches, equipment, trade fixtures (defined as any fixtures used by Tenant in its specific business and not paid for by Landlord) and other non-structural interior improvements as it may deem advisable, without altering the basic character or structure of the Premises or improvements and without overloading or damaging the Premises or Building, and in each case complying with all Applicable Laws. Tenant will not make any alterations, additions or improvements to the Premises which will contravene Landlord’s policies insuring against loss or damage by fire or other hazards, including but not limited to commercial general liability, or which will prevent Landlord from securing such policies in companies reasonably acceptable to Landlord. If any such alterations, additions or improvements cause the rate of fire or other insurance on the Premises by companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Premises for permitted uses thereof (as reasonably documented by Landlord), Tenant will pay as Additional Rent the amount of any such increase promptly upon demand by Landlord. Within thirty (30) days receipt of reasonable documentation from Landlord following the completion of any alteration, addition, or improvement at the Premises by Tenant that requires the prior consent of Landlord, Landlord will be reimbursed for any reasonable outside consultant or design professional costs actually incurred by Landlord to review any plans or supervise construction work (not to exceed the lesser of $1,500.00 or 5% of Tenant’s “hard” construction costs). No such reimbursement will be required for any alteration, addition or improvement that does not require the consent of Landlord.

Any and all alterations, additions, improvements, partitions and fixtures erected by Tenant will be the property of Landlord and will remain at the Premises upon termination of the Lease or upon earlier vacating of the Premises. All shelves, bins, machinery, trade fixtures, and other interior non-structural improvements installed by Tenant will remain the personal property of Tenant and may be removed by Tenant prior to the termination of this Lease provided such removal may be accomplished without damage to the Premises or Building that cannot be repaired by Tenant as set forth in this subparagraph. Prior to vacating the Premises, Tenant will repair any damage to the Premises or Building as a result of any alteration, addition, improvement, or repair to the Premises, or the removal of personal property or trade fixtures by Tenant, or any Tenant Party. Should Tenant fail to conduct any such repair within ten (10) days of written notice from Landlord, Landlord may, at its option, perform same, and Tenant will remit payment to Landlord for the actual cost and expense incurred by Landlord in effecting such repair promptly upon demand.

Tenant will have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim will affect and each such lien will attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises at the request of Tenant on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

12.     Assignment and Subletting. Tenant may assign this Lease in its entirety or sublease all or any portion of the Premises without the consent of Landlord to (i) any entity resulting from a merger or consolidation with Tenant, (ii) any entity succeeding to all or substantially all of the business and assets of Tenant, or (iii) any company or professional corporation or association affiliated with, owned by, or under common corporate control with Tenant (each a “Permitted Transferee”); provided, however, that the financial capacity of the Permitted Transferee must be at least equal to that of the Tenant on the date of transfer and the transfer must not be effected by Tenant as a sham transaction or a means to circumvent the intent of this Section or adversely affect the liability of Tenant hereunder. Except as herein otherwise provided, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without the prior consent of Landlord, which consent Landlord will not unreasonably withhold, or delay. For the purpose of the preceding sentence, the word “assign” will be defined and deemed to include the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of at least fifty-one percent (51%) of the value of the assets of Tenant. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment will not constitute approval thereof by Landlord. Notwithstanding any contrary provision contained herein, in no event will any assignment by Tenant of all or any interest in this Lease or any subletting of all or any part of the Premises result in Tenant being released from its obligations hereunder.

In no event will this Lease be assignable by operation of any law except as provided herein, and Tenant’s rights hereunder may not become, and will not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and will never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

If this Lease will be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, then sixty-five percent (65%) of such excess (after reduction for any expenses incurred by Tenant in conjunction with such assignment or subletting) will be due to the Landlord, upon actual receipt by Tenant.

If Tenant desires to enter into any sublease of all or any portion of the Premises or assign its interest in this Lease, Landlord will have the option to exclude from the Premises the space proposed to be sublet by Tenant or if an assignment is proposed, the entire Premises. Such exclusion or recapture by Landlord will be effective as of the proposed commencement date of the sublease or assignment. Landlord may exercise said option by giving Tenant written notice within ten (10) business days after receipt by Landlord of Tenant’s request for consent to the proposed sublease or assignment. If Landlord exercises said option, Tenant will surrender possession of such space to Landlord on the effective date of exclusion or recapture of such space and neither party hereto will have any future rights or liabilities with respect to said space under this Lease. Effective as of the date of exclusion of any portion of the Premises covered by this Lease pursuant to this paragraph, (i) the Base Annual Rent will be reduced in the same proportion as the number of square feet of Net Rentable Area contained in the portion of the Premises so excluded bears to the number of square feet of Net Rentable Area contained in the Premises immediately prior to such exclusion, and (ii) the Net Rentable Area of the Premises will be decreased by the number of square feet of Net Rentable Area contained in the portion of the Premises so excluded, for all purposes under this Lease.

Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant’s consent to the terms of this Section.

13.        Insurance. Landlord agrees to maintain standard fire and extended coverage insurance for the Building (including the Tenant Improvements) in an amount not less than the replacement cost, insuring against special causes of loss, including, the perils of fire, and lightning, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of North Carolina. Subject to the provisions of this Lease, such insurance will be for the sole benefit of Landlord and under its sole control.

If the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord according to this section, Tenant will give prompt written notice thereof to

Landlord. This Lease will not terminate (except as specifically provided herein), and Landlord will, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord will not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant (other than the Tenant Improvements). If the Premises are untenantable for the normal conduct of Tenant’s business in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable will be reduced proportionately. If such repair work is not completed within one hundred eighty (180) days of such casualty, and provided there is no default or event of default hereunder by Tenant (or if Tenant has committed a default or event of default more than one (1) time in any twelve (12) month period, then regardless of whether same has been cured), then Tenant shall have the right to terminate this Lease upon written notice to Landlord (prior to actual completion of said work).

Landlord shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of two million dollars ($2,000,000.00) for personal injuries or deaths of persons occurring in or about the Building and Premises.

Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, and Landlord is unable to rebuild as confirmed by Landlord in writing to Tenant, then either Landlord or Tenant will have the right to terminate this Lease by delivering written notice of termination to the other party within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder thereafter accruing will cease and terminate.

Each of Landlord and Tenant hereby waives all rights to recover against each other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Lease, or any other insurance actually carried by either of them. Landlord and Tenant will cause their respective insurers to issue waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them, and any cost for the issuance of such endorsements will be borne by the original insured under such policies.

The obligation of Landlord in this Section to repair and restore the Premises and the Building as provided herein, does not include an obligation of Landlord to repair the fixtures, equipment, or personal property of Tenant, which Tenant will insure for its benefit, and Tenant will have the obligation to repair and restore in the event of a casualty or other loss.

The period of time within which repair and restoration of the Premises must be completed will be extended due to delays occasioned by Force Majeure.

Tenant will procure and maintain, at its expense, (i) special form property insurance insuring against special causes of loss covering Tenant’s personal property, equipment, trade fixtures and any improvements performed by Tenant (specifically excluding the Tenant Improvements) in the Premises; and (ii) a policy or policies of commercial general liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, naming Landlord and Landlord’s property manager as additional insureds. Tenant will maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.

The insurance requirements set forth in this Section are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in this section, (i) the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide or that is otherwise reasonably acceptable to Landlord, and (ii) the company issuing the coverage must be authorized to conduct the business of insurance in the state in which the Building is located; (iii) the insurance must be primary insurance for all claims thereunder and provide that any liability insurance carried by Landlord, Landlord’s property manager, and Landlord’s lenders is strictly excess, secondary, and noncontributing with any insurance carried by Tenant; (iv) Tenant must insure that its insurance company shall endeavor to provide at least thirty (30) days prior written notice of cancellation or non-renewal of a policy to Landlord and Landlord’s lenders; and (v) Tenant shall provide Landlord a copy of any notice of cancellation or non-renewal of a policy immediately upon receipt by Tenant. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord will have the right to approve all deductibles and self-insured retentions under Tenant’s policies, which approval will not be unreasonably withheld, or delayed.

14.    Condemnation. If the whole or any substantial portion of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises by Tenant for the purposes provided herein as mutually and reasonably determined by Landlord and Tenant, each party hereto will have the right to terminate this Lease by notice to the other party hereto within forty-five (45) days after the date of such taking and the Rent will be abated during the unexpired portion of this Lease, effective when the physical taking of the Premises will occur. If this Lease is not terminated in accordance with the foregoing, this Lease will remain in full force and effect as to the portion of the Premises remaining, except that the Rent will be reduced in the proportion that the taken floor area of the Premises bears to the total floor area of the Premises as reasonably determined by Landlord.

If a portion of the Premises will be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and there is no material interference with the use by Tenant of the Premises as reasonably determined, this Lease will remain in full force and effect as to the portion of the Premises remaining, except that the Rent will be reduced in the proportion that the taken floor area of the Premises bears to the total floor area of the Premises.

In the event of any such taking or private purchase in lieu thereof, Landlord will be entitled to receive and retain all awards as may be awarded in any condemnation proceedings with Tenant hereby expressly waiving all claim thereto other than those specifically awarded Tenant for a taking of Tenant’s personal property, loss of business and moving expenses.

15.    Default. The following events will be deemed to be events of default by Tenant under this Lease:

(a) Tenant will fail to pay any installment of the Rent herein reserved, or payment with respect to taxes hereunder, or any other payment or reimbursement to Landlord required herein, within five (5) days of when due; provided, however, on one occasion during each calendar year of the term of this Lease, it shall not be an event of default hereunder if Tenant makes full payment within five (5) days after receipt of written notice from Landlord.

(b) Tenant will become insolvent, or will make a transfer in fraud of creditors, or will make an assignment for the benefit of creditors.

(c) Tenant will file a petition under any section or chapter of the Bankruptcy Reform Act, as amended or under any similar law or statute of the United States or any state thereof; or Tenant will be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(d) A receiver or trustee will be appointed for all or substantially all of the assets of Tenant.

(e) Tenant will desert or vacate all or a portion of the Premises, and cease paying Rent at the Premises.

(f) Tenant will fail to yield up immediate possession of the Premises to Landlord upon termination of this Lease.

(g) Tenant will fail to comply with any term, provision or covenant of this Lease (other than the provisions of subparagraphs (a), (b), (c), (d), (e) and (f) of this Section 15), and will not cure such failure within thirty (30) days after written notice thereof to Tenant or such additional period of time as will be reasonably granted by Landlord if Tenant is acting in good faith and with diligence to complete such cure.

Upon the occurrence of any event of default in the preceding section hereof, Landlord will have the option to pursue any remedy at law or in equity, including, but not limited to, one or more of the following remedies without any separate notice or demand whatsoever:

(a) Terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in Rent, enter upon and take possession of the Premises and expel and remove Tenant and any other person who may be occupying the Premises or any part thereof, by any legal means necessary without being liable for prosecution or any claim of damages therefore; secure the Premises against unauthorized entry; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by any legal means necessary without being liable for prosecution and receive the Rent thereof; secure the Premises against unauthorized entry; store any property located on the Premises at the expense of the owner thereof and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant will not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

(c) Enter upon the Premises, by any legal means necessary without being liable for prosecution or any claim for damages therefore, secure the Premises against unauthorized entry, remove all property of Tenant from the Premises and store it at the cost and expense of Tenant, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d) Subject to the obligation of Landlord to mitigate its damages under Applicable Law, accelerate and demand the payment of all Rent and other charges due and payable hereunder over the term of this Lease to an amount equal to the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord as Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of the lesser of: (i) the rate on a United States Treasury bill with a maturity date equal to the termination date of the Lease, or (ii) five percent (5%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated.

Landlord’s failure to perform or observe any of its Lease obligations after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving written notice from Tenant is a Landlord Default. The notice shall reasonably detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). If Landlord commits a Landlord Default, Tenant may pursue any remedies given in this Lease or under Applicable Law.

Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor will pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted will be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises will be valid unless in writing signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained will be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default will not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing, and no receipt of money by Landlord from Tenant after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises will reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment, unless Landlord so notifies Tenant in writing. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default will not be deemed or construed to constitute waiver of such default or of said party’s right to enforce any such remedies with respect to such default or any subsequent default.

Notwithstanding any provision contained in this Lease to the contrary, should either party institute any legal proceeding against the other for breach of any provision herein contained and prevail in such action, such other party shall reimburse the prevailing party for the expenses of such prevailing party, including, without limitation, its reasonable attorneys’ fees actually incurred at standard and reasonable billing rates.

16.    Holding Over and Termination. Tenant will upon the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord without the requirement of notice by Landlord to Tenant of the termination of this Lease, nor any grace or cure period should Tenant fail to yield up immediate possession to Landlord. Unless the parties hereto will otherwise agree in writing, if Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the hold over tenancy will be subject to termination by Landlord at any time upon thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease will be applicable during that period, except that Tenant will pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Base Annual Rent plus Additional Rent in effect on the Termination Date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, will operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Section 16 will not be construed as Landlord’s consent for Tenant to hold over.

Upon the termination of this Lease for whatever reason, Tenant will quit and immediately surrender the Premises to Landlord, broom clean, in as good order and condition as received with all repairs and maintenance required by Tenant hereunder having been performed, ordinary wear and tear excepted, and Tenant will remove its personal property from the Premises in accordance with this Lease. Should any of the personal property or trade fixtures of Tenant remain upon the Premises after the Termination Date, all such property will be deemed abandoned by Tenant, and Landlord may remove same at the cost and expense of Tenant with no liability to Tenant therefore, and Tenant hereby releases Landlord from all liability therefore.

17.    Compliance with Laws. The Premises will be used only for the Permitted Use. Landlord acknowledges that Tenant will be using the Premises as a laboratory for a biotechnology company and is aware that with respect to such usage, Tenant may bring a pre-approved list of Hazardous Materials onto the Premises. Tenant will conduct no activity that will result in the discharge of harmful gases, effluents or other wastes or toxic substances beyond the Premises or in violation of Applicable Laws. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant will at its sole cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant will promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances connected with or arising from Tenant’s use of the Premises, all at Tenant’s sole expense. During the Term, Landlord shall comply with all Applicable Laws regarding the Premises and Building, except to the extent Tenant must comply under this Section 17. Except as to pre-existing defects, violations or conditions, Tenant shall comply with all Applicable Laws: (i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling. Tenant will not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance, disturb or endanger any other tenants of the Building, or unreasonably interfere with the quiet enjoyment by any tenant of the Building. Without Landlord’s prior written consent (not to be unreasonably withheld, or delayed), Tenant will not receive, store or otherwise handle any product, material or merchandise which is explosive, inflammable, combustible, corrosive, caustic or poisonous (except as provided herein). Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant will give notice to Landlord promptly upon the known occurrence of any accident in the Premises or upon Tenant’s discovery of any defects thereon or in any fixtures or equipment located therein or upon the occurrence of any emergency in the Premises, Building, or Project. Tenant will be permitted to use and store at the Premises in compliance with Hazardous Material Laws and the provisions hereof commercially reasonable quantities of (i) generally available standard office and janitorial supplies that may contain chemicals categorized as Hazardous Material, and (ii) such other substances that are required in the ordinary course of Tenant’s business conducted on the Premises. Tenant, at its expense, in its use of the Premises and in making any alterations, renovations, or modifications of the Premises will comply with all Applicable Laws relating to the use, condition and occupancy of the Premises.

Tenant agrees that it will not release, discharge, place, hold, or dispose of any Hazardous Material on, under or at the Premises, in the Building, or on the Land, and that it will not use the Premises, the Building, the Land, or any other portion thereof as a site for the treatment, storage (except in accordance with this Section 17), or disposal (whether permanent or temporary) of any Hazardous Material. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which Tenant makes or causes to be made to the Premises, or the Building.

Tenant hereby agrees to indemnify, defend (with counsel reasonably approved by Landlord) and hold harmless Landlord of from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation, court costs and attorneys’ fees at all tribunal levels) which at any time and from time to time may be paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of any breach or default by Tenant of the provisions of this Section 17. The provisions of and undertakings and indemnification set forth in this Section will survive the termination or expiration of this Lease, for any reason, and will continue to be the liability, obligation and indemnification of Tenant, binding upon Tenant forever. The provisions of the preceding sentence will govern and control over any inconsistent provision of this Lease.

Tenant will provide Landlord with a list of any and all Hazardous Materials released, discharged, placed, held, or disposed of on the Premises, and certification to Landlord of compliance by Tenant with all Applicable Laws, concurrently with the execution of this Lease which shall be attached hereto and made a part as Exhibit G, and thereafter, within ten (10) business days of a request therefore by Landlord (which Landlord shall not request more than four times in any calendar year).

Landlord hereby represents and warrants, to the best of Landlord’s actual knowledge, that no Hazardous Materials exist on, under, in or about the Premises as of the Commencement Date except as disclosed in the Phase I Environmental Site Assessment obtained by Landlord for the Building (the “Report”). Tenant shall have the right to review the Report at the offices of Landlord upon written notice to the Landlord. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Claims which at any time and from time to time may be paid, incurred or suffered by or assessed against Tenant as a direct or indirect result of the presence of any Hazardous Materials in, on or under the Premises, Building or Project prior to the Commencement Date or after the termination of this Lease so long as such presence was not due to an act or omission of Tenant or a Tenant Party.

18.    Inspection. Landlord and Landlord’s agents and representatives will have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises, in order to make such repairs as may be required or permitted to be made by Landlord to the Building or any adjacent space, under the terms of this Lease, or in order to show the Premises to any prospective purchaser or lender; provided that (i) except in the case of an emergency, Landlord has given Tenant a written or verbal notice of the intent to enter at least two (2) business days in advance of the entry, (ii) such entry and any related inspection or repairs do not unreasonably interfere with Tenant’s business operations, (iii) Landlord complies with Tenant’s reasonable security measures and protocols which are detailed on Exhibit F (as Tenant shall be entitled to reasonably update), attached hereto, and Tenant provides Landlord protective gear, and (iv) Landlord is accompanied by a representative of Tenant at all times, except in an emergency. During the period that is six (6) months prior to the end of the term hereof (and subject to the same access caveats listed above),

Landlord and Landlord’s agents and representatives will have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises to any prospective tenant and will have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant will schedule with Landlord (at Landlord’s request) at least sixty (60) days prior to vacating the Premises a time mutually agreeable to the parties hereto for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to reasonably arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises will be conclusively deemed correct for purposes of determining Tenant’s responsibilities for repairs and restoration.

19.    Tenant Property. Upon reasonable request, so long as Tenant is not in default under this Lease, Landlord agrees to execute, within twenty (20) days following written request, any commercially reasonable document reflecting the subordination of any such Landlord’s interest to Tenant’s lender(s) and in such event Tenant shall pay Landlord’s reasonable and actual “out-of-pocket” costs therefore.

20.    [INTENTIONALLY DELETED.]

21.    Rules and Regulations. Tenant, at its expense, will comply with the Rules and Regulations of the Building attached hereto and made a part hereof as Exhibit E, as reasonably modified by Landlord from time to time and such other Rules and Regulations adopted by Landlord during the Lease Term and Tenant will use all commercially reasonable efforts to cause all Tenant Parties to do so. Provided, however, that (a) such rules and regulations do not increase the Rent payable hereunder; (b) such rules and regulations do not unreasonably and materially interfere with Tenant’s conduct of its business or Tenant’s use and enjoyment of the Premises for the Permitted Use; (c) Landlord provides reasonable advance written notice thereof; and (d) such rules and regulations are uniformly enforced in a non-discriminatory manner. All such additions or changes to Rules and Regulations will be sent by Landlord to Tenant in writing and shall become effective ten (10) days thereafter. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease will control.

22.    Assignments by Landlord. Landlord will have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and Project, and in such event and upon its transferee’s assumption of Landlord’s obligations thereafter accruing hereunder, no further liability or obligation will thereafter accrue against Landlord hereunder (provided that any such successor in interest expressly assumes the obligations of Landlord hereunder, in writing). Upon request by Landlord, Tenant agrees to execute a certificate certifying such facts as Landlord may reasonably require in connection with any such assignment by Landlord. This paragraph shall not affect Landlord’s liability for matters arising prior to the transfer of the Building including the Security Deposit.

23.    Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, will peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord or any other lawful claimant to ownership or possession of the Premises, subject to the terms and provisions of this Lease.

24.    Liability. Tenant specifically agrees to look solely to Landlord’s (or its successors’) interest in the Building (including rental income and insurance/condemnation proceeds) for the recovery of any judgment (or other judicial decree) from Landlord. Landlord (or if Landlord is a limited liability company, its members, or if Landlord is a corporation, its directors, officers or any successors in interest) shall never be personally liable for any such judgment. In no event shall Landlord be liable under this Lease for any consequential or punitive damages except to the extent caused by the gross negligence or willful misconduct of Landlord. This exculpation of liability to be absolute and without exception whatsoever.

Landlord will not be liable to Tenant or any Tenant Party, or to any other person whomsoever, for any damage to property on or about the Premises belonging to Tenant or any other person, due to any cause whatsoever, unless caused by the gross negligence or willful or intentional misconduct of Landlord.

Tenant hereby covenants and agrees that it will at all times indemnify, defend (with counsel reasonably approved by Landlord) and hold safe and harmless Landlord (including, without limitation, its trustees and beneficiaries if Landlord is a trust), and the Landlord Parties from any loss, liability, claims, suits, costs, expenses, including without limitation reasonable attorney’s fees and damages, both real and alleged, incurred by Landlord or a Landlord Party arising out of or resulting from the negligence or misconduct of Tenant, a breach by Tenant of any provision of this Lease, or the conduct by Tenant of its business in the Building.

Landlord hereby covenants and agrees that it will at all times indemnify, defend (with counsel reasonably approved by Tenant) and hold safe and harmless Tenant, and the Tenant Parties from any loss, liability, claims, suits, costs, expenses, including without limitation reasonable attorney’s fees and damages, both real and alleged, incurred by Tenant or a Tenant Party arising out of or resulting from the operation by Landlord of the Building, the negligence or misconduct of Landlord, or a breach by Landlord of any provision of this Lease.

25.    Mortgages. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease will be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant will at any time hereafter on demand execute and provide to Landlord within ten (10) business days of a request therefore, any commercially reasonable instruments, releases or other documents which may be reasonably required by any mortgagee or trustee for the purpose of further subjecting and subordinating this Lease to the lien of any such mortgage or deed to trust in form and substance as reasonably required by such mortgagee or trustee. Notwithstanding the foregoing, it shall be a condition precedent to any subordination that Tenant be provided with a written non-disturbance agreement in the form stipulated by Landlord’s lender (provided that: (i) Tenant shall be entitled to request of

Landlord’s lender commercially reasonable revisions to said form at its cost which costs include payment of any attorneys’ fees charged to Landlord by Landlord’s lender (as reasonably documented by Landlord); and (ii) said form provides that, if the holder of any mortgage or deed of trust shall take title to the Premises through foreclosure or deed in lieu of foreclosure or otherwise, Tenant shall be allowed to continue in possession of the Premises as provided in this Lease so long as Tenant is not in default, beyond any applicable cure period).

26.     Signs. Tenant will not be permitted any signage visible from outside of its Premises which has not been approved in writing in advance by Landlord in its reasonable discretion. The cost of or related to any approved signage will be entirely at Tenant’s own expense, and all such signage shall be removed by Tenant, at its cost at the end of the term and any damage due to such removal repaired by Tenant prior to vacating the Premises. Landlord shall provide at its expense signage on the entry door to the Premises, and signage on the directory for the Building. Landlord shall provide Tenant its exterior signage criteria prior to the execution of this Lease.

27.        Keys and Locks. Landlord, at its expense, shall provide Tenant with forty (40) card keys for access to the Building. Landlord acknowledges that Tenant shall have the right to install its own access control system to the Premises and Tenant shall furnish and provide Landlord with duplicate keys and/or access cards, as applicable, to ensure that Landlord and its representatives can gain access to the Premises when permitted by the terms of this Lease. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Premises.

28.    Brokers. Landlord acknowledges that Cassidy Turley (and its successors and assigns) is acting as the sole agent for Tenant in this transaction and shall be paid a brokerage fee by Landlord pursuant to a separate agreement with Landlord. Tenant confirms that no broker other than Cassidy Turley is assisting Tenant in this matter. Landlord confirms that no broker is assisting Landlord in this matter. Landlord and Tenant covenant to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any other broker or agent, with respect to the transactions contemplated hereby or the negotiation thereof and arising by virtue of the acts of the indemnifying party.

29.    Notices. Each provision of this instrument or of any Applicable Law with reference to the sending, mailing, or delivery of any notice by either party, or with reference to the making of any payment by Tenant to Landlord will be deemed to be complied with when and if the following steps are taken:

(a)    All Rent and other payments required to be made by Tenant to Landlord hereunder will be payable to Landlord at the address below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligations to pay Rent and any other amounts to Landlord under the terms of this Lease will not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

(b)     Any notice or document required or permitted to be delivered hereunder will be deemed to be delivered upon actual receipt or refusal thereof, and shall be: (i) sent by standard, commercial overnight delivery service, such as Federal Express, or (ii) sent by Certified or Registered Mail, return receipt requested, postage prepaid, and addressed to the parties hereto at the respective addresses set out below, or at other such addresses as they have heretofore specified by written notice delivered in accordance therewith.

Landlord:

Venable Tenant LLC

c/o Scientific Properties, LLC

280 Mangum Street, Suite 340

Durham, NC 27701

Tenant:

Precision BioSciences, Inc.

104 T. W. Alexander Drive

PO Box 12292

Research Triangle Park, NC 27709

Attention: Todd Melby, Chief Financial Officer/Chief Operations Officer

with a copy to:

Smith, Anderson, Blount, Dorsett,

            Mitchell & Jernigan, L.L.P.

Post Office Box 2611

Raleigh, North Carolina    27602-2611

Attention: Michael P. Saber, Esq.

overnight delivery address:

2500 Wachovia Capitol Center

150 Fayetteville Street

Raleigh, North Carolina 27601

30.    Miscellaneous.

(a)    Words of any gender used in this Lease will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

(b)    The terms, provisions and covenants and conditions contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord will have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a resolution, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c)    The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d)    Tenant agrees from time to time, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating, to the extent true and to Tenant’s actual knowledge, that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

(e)    This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f)    All obligations of Landlord and Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease will survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations concerning the condition of the Premises and all obligations of Tenant as provided in Section 5 hereof.

(g)    In the case of a foreclosure or deed in lieu of foreclosure on a mortgage or deed of trust existing prior to the date of this Lease, in the event of a transfer by Landlord of its interest in the Premises, Landlord will be released from all obligations and liabilities under the terms of this Lease arising subsequent to the date of such transfer. In the event a transferee will agree to assume the obligations and liabilities of Landlord under the Lease prior to the date of the transfer, Landlord will be released from all obligations and liabilities under the Lease.

(h)    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(i)    Because the Premises are on the open market and are presently being shown, this Lease will be treated as an offer with the Premises being subject to prior lease and such offer subject to the withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease will not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

(j)    All references in this Lease to “the date hereof” or similar references will be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(k)    Time is of the essence of this Lease.

(l)    Landlord will not be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord will have failed to perform such duties or obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such duty or obligation. In cases where there is an imminent threat of harm to person or property at the Premises, or if Tenant cannot conduct its business at the Premises, Landlord shall effect a cure within a reasonable period of time using all reasonable efforts. Should a cure be required and Landlord fail to effect a cure within ten (10) business days after the date after receipt by Landlord from Tenant of written notice with respect to such default, Tenant shall have the right to effect such cure. Except as expressly provided in this Lease to the contrary, Landlord will have no liability for any incidental or consequential damages of Tenant, or anyone claiming by, through or under Tenant, for any reason whatsoever.

(m)    This Lease does not create the relationship of partner or joint venturer between Landlord and Tenant.

(n)    The laws of the State of North Carolina will govern the interpretation, the validity, performance and enforcement of this Lease.

(o)    (i) If Tenant is a corporation, the undersigned officer of Tenant does hereby warrant and certify to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the State of North Carolina, or if chartered in a state other than the State of North Carolina, is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that such officer is authorized and empowered to bind the corporation to the terms of this Lease by such officer’s signature hereto; (ii) If Tenant is a general or limited partnership, the undersigned general partner of Tenant does hereby warrant and certify to Landlord that Tenant is a general partnership or limited partnership, as the case may be, validly existing under the laws of the State of North Carolina, or if formed in a state other than the State of North Carolina, is a general partnership or limited partnership validly existing under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned general partner of Tenant hereby further warrants and certifies to Landlord that such general partner is authorized and empowered to bind Tenant to the terms of this Lease by such general partner’s signature hereto. (iii) Landlord confirms that those persons signing below on its behalf are duly authorized to do so.

(p)    The provisions of any Exhibits referenced herein, whether or not attached hereto, are incorporated herein by reference and made a part of this Lease.

(q)    Although the printed provisions of this Lease were drafted by Landlord, such fact will not cause this Lease to be construed either for or against Landlord or Tenant.

(r)    This Lease may not be recorded. Upon the request and at the expense of Tenant, Landlord will execute a memorandum of this Lease suitable for recording which will omit the financial terms herein but which will identify the Premises, the Parties, and the term of this Lease. Upon the expiration of this Lease, a recorded memorandum of this Lease may be canceled of record by a document executed by Landlord, or its successor in interest for such purpose.

(s)    Tenant will provide to Landlord within ninety (90) days of the close of its fiscal year, and thereafter within ten (10 business days of the reasonable request of Landlord, but no more than once per calendar year except during any default or event of default by Tenant when this limitation shall not apply, financial statements of Tenant (consisting of summarized profit and loss statement, balance sheet, and cash flow statement) certified by the chief financial officer of Tenant.

(t)    No remedy conferred herein is intended to be exclusive of any other remedy and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(u) [INTENTIONALLY DELETED.]

(v) Tenant, its employees, and invitees shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

(w)    The provisions of this Lease and any information regarding Landlord, including its construction process, and the materials and standards used, will be maintained confidential by Tenant, its agents, employees, officers, and legal and tax advisors.

(x)    Tenant shall be responsible for all ad valorem taxes on its personal property and on the value of the leasehold improvements to the extent that such improvements do not constitute fixtures, or additions or improvements to real property (as reasonably documented by Landlord). Tenant, within thirty (30) days of receipt of an invoice, shall also pay to Landlord all sales or use taxes or excise taxes imposed or levied by the State of North Carolina or any other governmental body or agency, if any, against any rent or any other charge or payment required hereunder to be made by Tenant to Landlord.

(y) This Lease does not grant any rights to light, view or air over adjacent property, and any diminution or shutting off of light, view or air by any structure that may be erected adjacent to the Building shall not affect this Lease or impose any obligation or liability upon Landlord.

(z)    In coordination with the General Contractor and Landlord’s Construction Manager and in compliance with the procedures required for them, Tenant shall be permitted reasonable access to the Premises prior to the Commencement Date for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Premises; provided, however, that such access does not unreasonably interfere with or delay construction work on the Premises and if Tenant shall unreasonably interfere with or delay construction work on the Premises, Landlord shall have the right to deny the Tenant access to the Premises. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry onto the Premises.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first set forth above.

LANDLORD: VENABLE TENANT, LLC By: SCIENTIFIC PROPERTIES, LLC

By: /s/ Barbra Rothschild	Date: 7/6/10
Barbra Rothschild, Manager

TENANT: PRECISION BIOSCIENCES, INC.

By: /s/ Todd Melby	Date: 4-2-10
Todd Melby, Chief Financial Officer / Chief Operations Officer

EXHIBIT A

THE LAND

BEGINNING at an existing PK nail in the western right of way of Pettigrew Street (100’ public r/w) and the eastern right of way of Roxboro Street, thence running south along said western right of way along the arc of a circular curve with a radius of 2125.0 feet, a chord length of 52.03 feet, subtended by a chord that bears S 42º37’26”E, for an arc length of 52.04 feet to an existing iron pipe, thence continuing along said right of way along the arc of a circular curve with a radius of 2125.0 feet, a chord length of 124.74 feet, subtended by a chord that bears S40º30’08”E, for an arc length of 124.76 feet to an existing PK nail, being the northwestern corner of Durham Foundry & Machine property, thence running along said property S45º24’44”W for a distance of 175.48 feet to an existing iron pipe, thence continuing with said property S41’05’06”E for a distance of 71.0 feet to an iron pipe set, thence continuing with said property N47º22’04”E for a distance of 30.62 feet to an iron pipe set, thence continuing with said property S41º29’07”E for a distance of 60.52 feet to an iron pipe set, thence continuing with said property N52º25’05”E for a distance of 133.09 feet to an existing PK nail in the western right of way of Pettigrew Street, thence running along said right of way along the arc of a circular curve with a radius of 2125.0 feet, a chord length of 81.56 feet, subtended by a chord that bears S33’40’35”E, for an arc length of 81.57 feet to an existing iron pipe, thence running S50º19’45”W for a distance of 151.69 feet to an existing iron pipe, thence running S41º34’48E for a distance of 79.86 feet to an existing iron pipe, thence running along the western 30 foot Ingress/Egress Easement with Hendrick Automotive Group S35º06’35”W for a distance of 119.31 feet to an iron pipe set, thence running with the northern property line of Thomas and Howard of Greensboro N42º54’51”W for a distance of 48.93 feet to an iron pipe set, thence continuing with said property N64º41’55”W for a distance of 246.14 feet to an existing iron rod, thence continuing with said property N64º35’38”W for a distance of 94.86 feet to an existing iron rod in the eastern public right of way of Roxboro Street, thence along said right of way N26º54’18”E for a distance of 99.65 feet to an existing iron rod, thence continuing with said right of way N26º35’12”E for a distance of 39.07 feet to an existing iron pipe, thence continuing with said right of way N29º23’01”E for a distance of 96.73 feet to an existing PK nail, thence continuing with said right of way N28º09’00”E for a distance of 207.93 feet to an iron pipe set, thence running N81º39’58”E for a distance of 14.62 feet to an existing PK nail, the place and point of BEGINNING for the ‘Main Parcel’ and containing117,484 square feet or 2.697 acres, more or less, and being all of the Main parcel of West Property, as appears on map captioned “As- Built Survey of West Property, Pettigrew Street Partners, L.L.C.”

BEGINNING at an iron pipe in the western right of way of Pettigrew Street (100’ public r/w) and the northeastern corner of the ‘Main Parcel’ of West Property, thence running with the right of way of Pettigrew Street along the arc of a circular curve with a radius of 2125.00 feet, a delta angle of 03º09’36” for an arc length of 117.20 feet, subtended by a chord that bears S30º59’49”E to an existing iron pipe, thence running along the Hendrick Automotive Group property S52º56’13”W for a distance of 128.22 feet to an iron pipe set, thence running along the western 30 foot Hendrick Automotive Group Ingress/Egress Easement N45º46’23”W for a distance of 30.37 feet to an existing iron pipe, thence running along the property line of the ‘Main Parcel’ of West Property N41º34’48”W for a distance of 79.86 feet to an existing iron pipe, thence continuing with said property line N50º19’45”E for a distance of 151.69 feet to an existing iron pipe, the place and point of BEGINNING for the ‘Hatched Parcel’ and containing 15,963 square feet or 0.366 acres, more or less, and being all of tract 2 West Property, as appears on map captioned “As- Built Survey of West Property, Pettigrew Street Partners, L.L.C.”

EXHIBIT B

FLOOR PLAN

EXHIBIT C

PREMISES SPECIFICATIONS

FLOORS

Existing flooring consists of pine planking and or 3⁄4” sub-flooring installed to provide accessibility for plumbing and electrical rough-ins. Additional sub-flooring required to accommodate Tenant Improvements shall be funded from the Tenant Improvement Allowance.

Any demolition of existing flooring required to accommodate Tenant Improvements shall be funded from the Tenant Improvement Allowance.

WALLS, DOORS & WINDOWS

Common area walls shall consist of hollow metal frames, single pane glazing, and gypsum assemblies (painted or wall covering) typical throughout the Venable campus.

All masonry construction/repair is per approved sand blasted and clear finish sealer method. Repairs or replacement of brick as required will be made using existing salvaged brick or new brick to match existing. New mortar is to match existing.

Interior corridor doors opening onto Common Areas will be stained birch veneer doors per the Venable Campus Standard. Landlord reserves the right to substitute alternate commercial grade materials. All door locksets will be coded and/or keyed in accordance with the building requirements. Codes and/or keys are to be delivered to tenant properly tested and/or tagged.

Exterior perimeter windows will be 1⁄2” insulated clear glass in black hollow metal and steel frames.

Landlord shall provide for demolition of any existing interior walls.

CEILING

The ceiling is the existing, historic, natural heart pine. Any exposed ceilings will be sealed by Landlord in accordance with best practices.

PLUMBING

All piping and fixtures within the Tenant Improvements shall be funded from the Tenant Improvement Allowance. The Landlord shall provide water and standard DWV to and from the space. Any additional piping (specialty water or waste) shall be installed from the Tenant Improvement space to the closest source/sewer, and this piping would be funding from the Tenant Improvement Allowance.

HVAC

Premises will be conditioned to office load standards by a rooftop Trane (or equivalent) zoned systems thru rated vertical chases (to lower floors only). All rooftop units to include minimum fresh air settings for anticipated office load occupancy levels. HVAC controls to be located in tenant space with single zone distribution. Additional cooling or ventilation requirements will be funded from the Tenant Improvement Allowance. HVAC distribution within the tenant space and additional control zones shall be funded from the Tenant Improvement Allowance.

ELECTRICAL CAPACITY

Building load is calculated on approximately 2 watts per square foot for the base building and approximately 2 watts per square foot for usable tenant space per typical office demand. Electrical service and meter shall be provided to a subpanel within the tenant space. The subpanel, circuit distribution (conductors and raceways), and fixtures shall be funded from the Tenant Improvement Allowance.    Voice and Data Conduits will be provided within interior walls and will be funded from the Tenant Improvement Allowance. The Tenant shall contract directly with a voice/data contractor who will provide and pull cables to the Building Telecommunications Room. The Tenant’s voice/data contractor will provide and terminate devices and related equipment. The voice/data contractor and any security work shall not be funded from the Tenant Improvement Allowance.

FIRE

Wet pipe sprinkler system based on ordinary hazard NFPA 13 design with upright heads.

Adjustment of sprinkler heads specific to Tenant Improvements shall be funded from the Tenant Improvement Allowance.

A building standard fire alarm and security system shall be installed and funded from the Tenant Improvement Allowance.

[END OF EXHIBIT C]

EXHIBIT D

WORK LETTER

This Exhibit D sets forth the rights and obligations of Landlord and Tenant with respect to the construction of the improvements to the Premises as described on the Plans (“Tenant Improvements”). This Exhibit contemplates that the following work will be performed, as further described herein, all subject to the prior review and approval by Landlord: (i) preparation of a space plan by the Architect; (ii) final design and engineering and preparation of plans, specifications, and working drawings by the Architect (collectively, the “Plans”); (iii) preparation by the general contractor of Landlord (the “General Contractor”) of an estimate of the cost of the Tenant Improvements; (iv) submission to, and approval of Plans by, appropriate governmental authorities; and (v) construction and installation of the Tenant Improvements by the Landlord pursuant to the Plans on or prior to the Commencement Date, subject to Force Majeure and any Tenant Delay.

1.    Allowance/Payment of Construction Costs.

(a)    Landlord shall construct the Tenant Improvements in accordance with a milestone schedule (the “Schedule”), a copy of which shall be provided to Tenant for Tenant’s reasonable approval prior to commencement of construction of the Tenant Improvements. Landlord and Tenant shall prepare and mutually and reasonably approve a budget (the “Budget”) for the costs to construct the Tenant Improvements (the “Construction Costs”) which shall be attached hereto as Exhibit D-3. The Budget does not include any amounts for furniture, fixtures (other than lighting), equipment, voice/data systems, or personal property of Tenant, which items will be paid for by Tenant separately at its expense. The Budget includes a Construction Contingency which shall be 5% of the Construction Costs. Any unspent Construction Contingency will accrue to the Tenant. Change Orders (as hereinafter defined) shall be funded from increases in the Contract (as hereinafter defined). Landlord agrees to fund a portion of the Construction Costs through the provision of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be used for items specifically outlined in the Budget and mutually agreed upon by both Landlord and Tenant. The Tenant Improvement Allowance shall be used only for construction, design, and management costs related to fixed improvements to the Building that are part of the Tenant Improvements. The Tenant Improvement Allowance may not be used to offset any Rent payments owed to Landlord by Tenant. Any costs incurred due to a Tenant Delay shall be charged against the Tenant Improvement Allowance; provided, however, Tenant shall be given two (2) days’ notice and opportunity to cure any Tenant Delay (including payment by Tenant of any costs associated with such cure such as higher shipping charges) before any costs are charged against the Tenant Improvement Allowance. Landlord and Tenant acknowledge and agree that the Construction Costs will be in excess of the Tenant Improvement Allowance, and all costs for the Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne by Tenant. Therefore, Tenant has agreed to place into an escrow account maintained with Landlord (the “Escrow Account”) an amount equal to the Construction Costs as specified in the Budget minus the Tenant Improvement Allowance (the “Tenant Improvement Overage”). Landlord shall establish the Escrow Account as a separate, interest bearing account in an FDIC insured institution. set forth below, Landlord shall have the authority to make periodic deductions from the Escrow Account as payment for the Construction Costs and the Escrow Account shall be funded in full by Tenant prior to Landlord’s issuance of a Notice to Proceed to the General Contractor. Failure by Tenant to deposit the Tenant Improvement Overage into the Escrow Account within five (5) business days after a request from Landlord hereunder shall be a Tenant Delay and a default in payment hereunder. Tenant shall receive all interest that accrues under the Escrow Account.

(b) The Tenant Improvement Allowance and Tenant Improvement Overage shall be disbursed by Landlord upon satisfaction of the following conditions precedent: (i) Landlord shall have received applications for payment certified by the Architect, accompanied by evidence of the portion of the Tenant Improvements that have been completed per the Plans, invoices and paid receipts for all such work completed, and copies of executed lien waivers from those persons providing such work; and (ii) all information and documentation provided to Landlord must be in form and substance reasonably approved by Landlord. Upon Tenant’s request, Landlord shall provide Tenant an opportunity to review such information and documentation.

(c)    Provided the aforesaid conditions are met, Landlord shall pay the Construction Costs at monthly intervals based upon design and construction billing cycles. Each monthly payment of the Construction Costs shall be paid as follows: fifty percent (50%) of such payment shall be paid from the Tenant Improvement Allowance and the remaining fifty percent (50%) of such payment shall be paid from the Tenant Improvement Overage through the Escrow Account. Within thirty (30) days after the Commencement Date, Landlord shall prepare and submit to Tenant a final statement that illustrates the total cost to construct the Tenant Improvements and the amount paid from and remaining with respect to each of the Tenant Improvement Overage as held in the Escrow Account, and the Tenant Improvement Allowance. If such statement indicates that Landlord has paid less than the total amount of the Tenant Improvement Allowance, then Landlord shall pay Tenant an amount equal to the Tenant Improvement Allowance minus the total amount previously paid by Landlord within ten (10) days of the date of such statement. If such statement reflects that the amount deposited into Escrow Account by Tenant as the Tenant Improvement Overage was greater than the amount required to be paid by Tenant, then Tenant shall be entitled to a prompt refund of any such amounts.

(d)    Unless otherwise specified in the Plans, materials used for the Tenant Improvements at the Building shall be good quality, new, and customary for the type of upfit contemplated in this Lease and in facilities comparable to the Building and readily available in the market where the Building is located, all as reasonably determined by Landlord.

(e)    During construction of the Tenant Improvements, Landlord shall provide weekly written progress reports to Tenant necessary for Tenant to review work schedules, costs, expenses and construction issues regarding the construction of the Tenant Improvements. The parties will hold periodic meetings, at mutually agreed upon times and locations, to discuss the progress of the construction of the Tenant Improvements. The General Contractor will provide an updated Budget, Schedule, and RFI log every two weeks during construction of the Tenant Improvements. The General Contractor and Landlord reserve the right to cure self imposed delays in the Schedule.

(f)    Should a default or event of default occur by Tenant hereunder prior to the Commencement Date, Landlord shall have the right to cease all construction of the Tenant Improvements, and pursue all of its rights and remedies hereunder, or available at law or in equity for any such default or event of default.

2.    Space Planning, Design and Working Drawings. Tenant shall engage Integrated Design (the “Architect”) to prepare the Plans. After execution of this Lease, Tenant may seek reimbursement from the Tenant Improvement Allowance for fees paid to the Architect. The Architect’s fees shall be paid from the Tenant Improvement Allowance by Landlord upon receipt and approval by Landlord of invoices and lien waivers for work performed. Belk Architecture or another architect with historic tax credit expertise (the “Landlord’s Architect”) shall review the Plans to insure compliance with the requirements of State and Federal law for historic tax credits and all the costs for such review shall be borne by Landlord. If the Landlord’s Architect identifies any changes that must be made to the Plans solely for the purposes of complying with requirements for historic tax credits, the costs of designing and constructing such changes shall be borne by Landlord provided there has been no material deviation from the Plans attached as Exhibit D-1. Tenant shall review and respond to any request for approval of the draft plans or final Plans (by U.S. Mail, facsimile, or email) within five (5) business days after a request from either the Architect or Landlord. Any modifications of the Plans sought by Tenant shall be reviewed and subject to the approval of Landlord prior to the modification of the Plans. All communication by Tenant to Landlord with respect to the Tenant Improvements shall be in writing. Tenant shall designate an Authorized Representative to work with Landlord with respect to the Tenant Improvements, and Landlord shall not be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Tenant’s behalf other than Tenant’s Authorized Representative. Review and approval by Landlord of the Plans shall not be construed as any statement by Landlord as to the compliance of the Plans with Applicable Laws.

3.    Construction of Tenant Improvements. Landlord shall obtain all state and local licenses, permits and approvals (whether governmental or non-governmental) required to construct the Tenant Improvements and for Tenant’s occupancy of the Premises. Landlord shall provide access to the General Contractor for Construction of the Tenant Improvements and to the extent such access requires entry through space occupied by other tenants, Landlord shall provide for such access at its sole cost and expense. The Landlord shall engage, subject to Tenant’s reasonable approval, a general contractor to construct the Tenant Improvements (the “General Contractor”). The General Contractor shall construct and install the Tenant Improvements in accordance with the Plans which expense shall be deducted from the Tenant Improvement Allowance. The Tenant Improvements shall be delivered via Associated General Contractors (AGC) Guaranteed Maximum Price Contract (the “Contract”) with Liquidated Damages of $500.00 per day for each day of delay in achieving in substantial completion beyond the date specified in the Contract, which date shall be no later than October 1, 2010, and a payment and performance bond. Any Liquidated Damages (less cost of collection) paid to Landlord shall accrue to the Tenant; provided, however, any paid Liquidated Damages for any Tenant Delay shall accrue to Landlord. The General Contractor shall obtain at least three (3) bids for all major trade work at the Premises. Landlord will work with the General Contractor to complete the Tenant Improvements by the Commencement Date. All contracts with vendors and subcontractors for construction of the Tenant Improvements will be negotiated by the General Contractor. All work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner, in accordance with all Applicable Laws and the final approved Plans. If materials are not readily available, require quick ship charges, or require substitution, the Tenant will be given notice and the opportunity to select alternate materials. Landlord shall insure that the Architect conducts a periodic review (a minimum of once every two weeks) of the progress of construction to ensure compliance with the Plans. Tenant may from time to time request in writing changes to the Plans (a “Change Order”), subject to Landlord’s consent, which shall not be unreasonably withheld. Landlord shall cause Contractor to provide an estimate of any change in the Construction Cost and/or Schedule. Tenant shall have the right to elect whether or not to proceed with the Change Order within five (5) business days after receipt of such estimate. Upon such approval by Tenant, or confirmation by Landlord that the Change Order will not result in any change in cost and/or Schedule, Landlord shall implement the Change Order as part of the Tenant Improvements.

Tenant acknowledges that the following items may result in changes to the Budget and/or Schedule:

(i)    Municipal or other governmental inspectors require changes to the Premises such as code compliance changes. In such event, Landlord will notify Tenant of the required changes, but the increased cost of such changes, if any, and any delay associated with such changes shall be the responsibility of Tenant.

(ii)     Change Orders approved by Tenant. Any increased costs and delays due to such approved Change Orders shall be the responsibility of Tenant. Any delays caused by such approved Change Orders shall not delay the Commencement Date of the Lease. Landlord shall not charge Tenant any administrative fees in respect of any Change Orders. Tenant shall have five (5) business days to review and approve all Change Orders and any additional review time by Tenant shall be a Tenant Delay.

(iii)    If materials are not readily available, require quick ship charges, or require substitution, provided Landlord shall identify any such materials within ten (10) days of final approval of the Plans, and in any such case, Tenant will be given notice and the opportunity to select alternate materials.

(iv)    Any Tenant Delay.

4.    Repairs and Corrections. Landlord shall require of the General Contractor and any subcontractor constructing the Tenant Improvements no less than a one year express repair and/or replacement warranty covering such work. All manufacturers’ and builders’ warranties with respect to the Tenant Improvements shall be assigned to Tenant to the extent possible and necessary to assist Tenant in effecting any of Tenant’s repair obligations under the Lease without recourse to Landlord. Landlord agrees to enforce for the benefit of Tenant any warranties or guarantees issued in connection with construction of the Tenant Improvements. Tenant shall repair or correct any defective work or materials installed by Tenant or any contractor other than the General Contractor (except subcontractors engaged by the General Contractor), or any work or materials that prove defective as a result of any act or omission of Tenant or any Tenant Party, provided that selection of materials by Tenant is not such an act or omission, and provided further that work and materials done or installed by the General Contractor or its vendors and subcontractors is not such an act or omission. For purposes of this Section, Landlord will not be considered to be Tenant’s agent, invitee, licensee, subtenant, customer, client, or guest.

5.    Punchlist. Landlord shall provide Tenant with written notice when Landlord believes that substantial completion of the Tenant Improvements has been achieved. Promptly following delivery of such notice, Tenant’s Representative and Landlord’s Representative shall jointly inspect the Tenant Improvements, and, Landlord and Tenant shall mutually and reasonably prepare a punchlist of items remaining with respect to the Tenant Improvements that require repair or completion (the “Punchlist”). Pursuant to its Contract with Landlord, General Contractor shall make all repairs and completions noted on the Punchlist with respect to the Tenant Improvements within forty-five (45) days (extended for Force Majeure and any Tenant Delay) after receipt of the Punchlist, with any Liquidated Damages paid by the General Contractor for a delay in completion of the Punchlist accruing to the benefit of Tenant. Landlord acknowledges and represents that the Contract will include liquidated damages for delays in final completion (including completion of Punchlist items) in the amount of at least $150.00 per calendar day of delay in completing the Punchlist repairs beyond the time provided in this paragraph.

6.    Move-In by Tenant. Tenant shall schedule its move into the Premises with Landlord prior to occupying any portion of the Premises.

7.    Tenant Representative. Whenever Landlord or any contractor responsible for the Tenant Improvements shall need to communicate with Tenant about the Tenant Improvement related matters, including Change Orders, Landlord or such contractor shall contact Todd Melby at todd.melby@precisionbiosciences.com or (330) 329-4015.

8.    Landlord Representative. Whenever Tenant or any contractor responsible for the Tenant Improvements shall need to communicate with Landlord about the Tenant Improvement related matters, including Change Orders, Tenant or such contractor shall contact Steven Hess at steven.hess@scientificproperties.com, or (919) 600-3435.

EXHIBIT D-1

PRELIMINARY PLANS

UTILITY
UTILITY
OPEN LAB
CELL CULTURE
CORRIDOR
CORRIDOR
OFFICE
CONFERENCE
ENTRY
OFFICE
OFFICE
OFFICE
STORAGE
ANTE ROOM
OPEN OFFICE
15'-0"
EXISTING STAIR
KITCHEN
STERILIZATION
PANTRY
BREAK ROOM
TOILET
JANITOR
TOILET

KITCHEN FLOOR PLAN
SCALE: ¼"=1'-0"

Integrated Design

1111 Oberlin Road
Raleigh, NC 27605

Tel: 919.832.6658
Fax: 919.839.2255
www.id-aep.com

ARCHITECTS • ENGINEERS • PLANNERS

JOB CODE: VENPB
DATE: 26MAR2010

DRAWING NUMBER

CC-10

INTERIOR COMPLETION FOR:

PRECISION BIOSCIENCES

THE VENABLE CENTER - DIBRELL BUILDING
302 E. PETTIGREW STREET, SUITE 100A, DURHAM, NC
VENABLE CENTER'S HISTORIC WAREHOUSE BUILDING, SOUTH BAY

EXHIBIT D-2

FINAL PLANS

[TO BE ATTACHED UPON THE MUTUAL AND REASONABLE APPROVAL OF

LANDLORD AND TENANT]

EXHIBIT E

RULES AND REGULATIONS

1.	Building holidays are New Year’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

2.

The sidewalks, common areas, and public portions of the Building and Project, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building or Project will not be obstructed by Tenant, even temporarily, or encumbered by Tenant or used for any purpose other than ingress to and egress from the Premises.

3.	No awnings or other projections will be attached to the outside walls of the Building.

4.

No sign, advertisement, notice or other lettering will be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building unless approved by Landlord (in accordance with the Lease). Signs on entrance doors will, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers reasonably approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant or any liability therefore, and may charge the expense incurred by such removal to Tenant.

5.

The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building will not be covered or obstructed by Tenant.

6.

No show cases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

7.

The bathrooms and plumbing fixtures will not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, or other substances will be thrown therein. All damages resulting from any misuse of the bathrooms or fixtures will be the responsibility of Tenant.

8.	Tenant will not in any way deface any part of the Premises or the Building.

9.

No vehicles or animals of any kind, except leashed animals, and animals assisting disabled persons or used for laboratory purposes, will be brought into or kept in or about the Premises or in the Building except that vehicles may be parked and stored in designated areas; provided, however, only animals assisting disabled persons shall be allowed in areas of the Building other than the Premises, Landlord shall have no liability to Tenant or any Tenant Party with respect to the presence of animals at the Project as permitted by Tenant or any Tenant Party, and Tenant shall indemnify, defend and hold harmless Landlord of, from and against all loss, liability cost, or expense incurred by Landlord or any Landlord Party due to the presence of animals at the Project as permitted by Tenant or a Tenant Party. No cooking will be done or permitted by Tenant on the Premises except in conformity with all Applicable Laws and then only in the area designated as a kitchen, if any, on the Premises of Tenant which is to be primarily used by Tenant’s employees for preparing their food and beverages while within the Premises. Tenant will not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

10.	All desks will be serviced by chairs with rollers that are equipped with floor mats underneath each chair in carpeted areas.

11.	No space in the Building will be used for the sale of merchandise, goods, or property of any kind at auction except in the ordinary course of business of Tenant.

12.

Tenant will not make, or permit to be made, any unseemly or disturbing noises or unreasonably disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant will not throw anything out of the doors, windows or skylights or down the passageways.

13.

Except in accordance with the Lease, neither Tenant, nor any Tenant Party will at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business offices and reasonable amounts of butane or similar “cigarette” lighters.

14.

No additional locks or bolts of any kind will be placed upon any of the doors, walls, access-ways, or windows by Tenant, nor will any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key or access card, as applicable, is delivered to Landlord. Tenant will, upon the termination of its tenancy (i) return to Landlord all keys for the Premises and for any area of the Building, or common areas, either furnished to, or otherwise procured by Tenant, (ii) restore the locks, walls, access-ways, windows, and doors to their original condition on the date of this Lease by removing any security measures installed by Tenant, repairing any damage to the Premises or to the Building as a result of the restoration and removal, and (iii) in the event of the loss of any keys furnished to Tenant by Landlord, Tenant will pay to Landlord the cost thereof.

15.	Tenant will not overload any floor.

16.	Tenant will not occupy or permit any portion of the Premises to be used for the possession, storage, manufacture or sale of liquor, narcotics, or tobacco in any form.

17.	Tenant will be responsible for all persons for whom it issues passes and/or keys and will be liable to Landlord for all acts of such persons.

18.	The Premises will not be used for lodging or sleeping.

19.	The requirements of Tenant will be attended to only by Landlord or the property manager of the Premises.

20.	Canvassing, soliciting, and peddling in the Building are prohibited and Tenant will cooperate to prevent the same.

21.	All paneling, and other wood products not considered furniture will be of fire retardant materials.

22.	No smoking is permitted in the Premises, in the Building, on the Project or on the Land.

23.	No weapons concealed or visible are permitted in the Premises, in the Building, or on the Land.

24.

In the event the Premises constitute an outdoor patio, exterior generator area, or any open area adjacent to the Premises or on the Land designated under the Lease for the exclusive use of Tenant, Tenant will use furniture and other equipment in any such areas in form, coloring, substance, design and quality subject to the prior approval of Landlord (not to be unreasonably withheld, or delayed). In addition, any outdoor patio, exterior generator area, or other open area must be screened on all sides using materials in form, substance, coloring, design, and quality are subject to the prior approval of Landlord (not to be unreasonably withheld, or delayed), and must be designed and constructed in accordance with plans and specifications that are subject to the prior approval of Landlord (not to be unreasonably withheld, or delayed).

Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease will govern. Landlord will not be responsible to Tenant or liable for the non-observance or violation of any of these Rules and Regulations by any other tenant.

EXHIBIT F

TENANT SECURITY PROCEDURES

Precision BioSciences Security Protocol:

Guests:

Invited guests are welcome at Precision BioSciences. All guests must sign into the guest log at the front desk when entering the premises. They will receive a visitor pass from the Executive Assistant which is to be displayed at all times while in the premises.

During their visit, guests must be escorted at all times. While in lab areas, all guests must wear lab coats and safety glasses. Photographs or videos are not allowed unless permission has been granted by an employee. Cell phone use is to be restricted to areas outside of the laboratories and preferably in an office or the conference room.

Upon exit, guests must sign out and return the visitor pass.

EXHIBIT G

LIST OF HAZARDOUS

MATERIALS

Exhibit G
Number	Item	Amount	Section	Class	Location
1	Ethanol	5gal	Flammable Liquid	Class IB	Open Lab
2	Isopropanol		Flammable Liquid	Class IB	Open Lab
3	2-Mercaptoethanol	100ml	Combustible	Class IIIA	Open Lab
Highly Toxic
4	Acetic Acid	2L	Combustible	Class II	Open Lab
Corrosive
5	Adenine	20g	Toxic		Open Lab
6	Buffer N3	4gal?	Combustible	Class II	Open Lab
7	Buffer PB	4gal?	Combustible	Class II	Open Lab
8	Buffer PM	2gal?	Combustible	Class II	Open Lab
9	Buffer QBT	0.5gal?	Combustible	Class II	Open Lab
10	Buffer QC	0.5gal?	Combustible	Class II	Open Lab
11	Buffer QF	0.5gal?	Combustible	Class II	Open Lab
12	Butane		Flammable Gas		Open Lab
Aerosol
13	Coomassie Stain	1L	Flammable Liquid	Class IB	Open Lab
14	Dimethyl Sulfoxide	200ml	Combustible	Class IIIB	Open Lab
15	Formaldehyde	500mL	Combustible	Class IIIA	Open Lab
Toxic
16	Hydrochloric Acid	2L	Corrosive
17	Imidazole	25g	Toxic
Corrosive
18	Methanol	4L	Flammable Liquid	Class IB	Open Lab
19	Phenol	250ml	Combustible	Class IIIA	Open Lab
Toxic
20	Phenol-Chloroform	50ml	Combustible	Class IIIA	Open Lab
Toxic
21	Protein G - Sepharose	5mL	Combustible	Class II	Open Lab
22	Sodium Acetate (3M)	100mL	Combustible	Class IIIB	Open Lab
23	Sodium Dodecyl Sulfate	30g	Flammable Solid		Open Lab
Toxic
24	Sodium Hydroxide	650g/10ml	Corrosive		Open Lab
25	Triton X-100	500ml	Combustible	Class IIIB	Open Lab
26	Xylene Cyanide	5g	Combustible	Class IIIB	Open Lab

FIRST AMENDMENT TO THE LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of the 19th day of August, 2011 by and between VENABLE TENANT, LLC, a North Carolina limited liability company (the “Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware Corporation (the “Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Lease Agreement dated April 5, 2010 by and between Landlord and Tenant (the “Lease”), Tenant leased certain premises located in the Dibrell A Warehouse Building at 302 East Pettigrew Street, Durham, North Carolina (the “Building”) and consisting of approximately 8,274 rentable square feet, as more particularly described in the Lease (the “Premises”); and

WHEREAS, the parties desire to modify the Lease as provided herein.

NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend and modify the Lease as follows:

1.    Roof Access.

(a)    Tenant has requested and Landlord has agreed that Tenant, its agents, employees, and independent contractors (all of the foregoing, together with Tenant shall be referred to herein collectively, as the “Tenant Parties” or each as a “Tenant Party”) may have access to the roof of the Building (the “Roof”) provided that Tenant complies with the following terms and conditions:

(i)    Tenant shall maintain insurance against loss or damage to person (including death) or property due to any act or omission of any Tenant Party in connection with the access of the Roof and conduct of work thereon;

(ii)    The sole purpose for access by a Tenant Party to the Roof is the repair, maintenance and replacement of HVAC units, and/or generators owned by Tenant and located on the Roof;

(iii)    To the extent caused by a Tenant Party’s access to the Roof or conduct of work thereon, Tenant shall promptly repair any damage to the Roof, or any property of Landlord or of any other tenant of the Building located thereon caused by Tenant Party. Landlord reserves the right to make said repairs, at the sole expense of the Tenant, if Tenant repairs do not occur in a timely fashion or in the event other Tenants of the building are negatively impacted as a result of the repair timing and Tenant shall remit payment to the Landlord of its actual and reasonable costs incurred in effecting any such repairs within ten business days after demand made by Landlord and documentation of Landlord’s costs provided to Tenant therefore;

(iv)    Landlord shall have the right to limit access by Tenant to the Roof in the event of an emergency or other circumstance that requires such limitation;

(v)    No act or omission by a Tenant Party shall result in penetration of the membrane of the Roof; and

(vi)    Tenant shall comply with all Applicable Laws (as defined in the Lease) in connection with its access to the Roof and conduct of work thereon.

(b)    Notwithstanding any provision of this Amendment to the contrary, if any Tenant Party shall fail to comply with the terms and conditions stated herein, Landlord may terminate the right of Tenant to access the Roof upon ten (10) days prior written notice to Tenant specifying the reason for such termination.

(c)    Tenant acknowledges on behalf of each Tenant Party that there are no walls, railings, barriers, or other structures on the edges of the Roof (defined as the “Roof Condition”), and understands the potential danger and risk associated with its entry thereon, and Tenant acknowledges that Tenant is not aware of any obligation Landlord has to modify the Roof Condition existing as of this date.

(d)    Landlord shall not be liable and Tenant hereby remises, releases and forever discharges Landlord, and its owners, directors, members, shareholders, members, managers, affiliates, partners, officers, insurers, agents (including, but not limited to, the property manager of Landlord, Scientific Properties, LLC), accountants, employees, attorneys, and assigns of and from any and all claims resulting from a Tenant Party’s breach of the terms of this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damages (including, but not limited to personal injury, death, or property damage), costs, expenses, and attorneys’ fees incurred by Landlord arising from (i) any breach by a Tenant Party of this Amendment; or (ii) any entry by a Tenant Party upon the Roof, unless any such loss, liability, damages (including, but not limited to, personal injury, death or property damage) is due to a breach by Landlord of this Amendment.

2.    Acknowledgement. Landlord acknowledges and agrees that nothing in this Amendment shall limit Landlord’s obligation to maintain and repair the Roof and the Building pursuant to Sections 7 and 10 of the Lease for any maintenance and/or repairs not resulting from damage by a Tenant Party.

3.    Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

4.    Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

5.    Authority of Parties. Each party hereto hereby certifies that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so.

6.    Full Force and Effect. Except as modified hereby, the Lease is hereby reaffirmed, unmodified and in full force and effect.

7.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

8.    Mutual Acknowledgment of Non-Existence of Claims. Except as provided herein, Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment as of the day and year first above written.

LANDLORD: VENABLE TENANT, LLC By: SCIENTIFIC PROPERTIES, LLC

By:	/s/ Barbra B. Rothschild

Barbra B. Rothschild, Manager

TENANT: PRECISION BIOSCIENCES, INC.

By:	/s/ Todd Melby

Print Name:	Todd Melby

Its:	CFO/COO

SECOND AMENDMENT TO THE LEASE AGREEMENT

THIS SECOND AMENDMENT TO THE LEASE AGREEMENT (the “Amendment”) is made and entered into as of July 13, 2015 by and between VENABLE TENANT, LLC, a North Carolina limited liability company (the “Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Lease Agreement dated April 5, 2010, as amended by that certain First Amendment to Lease Agreement dated August 19, 2011, by and between Landlord and Tenant, Tenant leased certain premises known as Suite 100 in the Dibrell A Building at 302 East Pettigrew Street, Durham, NC (the Lease Agreement and all amendments thereto shall be referred to herein collectively as the “Lease”); and

WHEREAS, Tenant has requested and Landlord has agreed to modify the Lease as provided herein.

NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Definition of Terms. All capitalized terms contained herein and not otherwise defined shall be defined as provided in the Lease.

2.	Term.

(a) The term of the Lease currently expires on February 28, 2016. Landlord has agreed to extend the term of the Lease for a period of sixty-five (65) months (the “Extended Term”) for a revised Termination Date of July 31, 2021.

(b) During the Extended Term, the Premises shall be leased by Tenant “as is” except as expressly provided herein, and subject to Landlord’s continuing Lease obligations (such as repair and maintenance).

3.    Premises.

(a) Tenant has requested and Landlord has agreed to an expansion of the Premises (collectively, the “Expansion Space”) to include the addition of (i) approximately 8,427 rentable square feet on the second floor of the Building known as Suite 200, and (ii) approximately 2,863 rentable square feet known as Suite 30 in the building known as the Receiving Room. A floor plan of the Expansion Space is attached hereto and made a part hereof as Exhibit A.

(b) The term of the Lease for the Expansion Space shall commence upon the date that the Expansion Space is substantially complete (as evidenced by a certificate of occupancy issued by the City of Durham and certification of substantial completion by the Architect), which it is estimated shall occur on September 1, 2015 (the “Expansion Commencement Date”), and shall terminate on the revised Termination Date. On the Expansion Commencement Date, the term

“Premises” under the Lease shall include the Expansion Premises, and the term “Building” shall be deemed to include the Receiving Room Building. Notwithstanding the foregoing, upon Tenant’s request and within a reasonable timeframe thereafter, Landlord shall advise Tenant if a portion of the Expansion Space (the “Early Portion”) may be occupied by Tenant before the entirety of the Expansion Space is completed and Tenant shall advise Landlord if it desires to occupy the Early Portion. Early occupancy of the Early Portion shall not trigger the Expansion Commencement Date or the Expansion Rent Abatement (as defined herein) and for such occupancy, Tenant shall pay an equitable portion of the Base Rent based upon the then current rate for the Premises, and any other charges for the Early Portion (including increased charges for Operating Expenses based upon the increased Tenant’s Proportionate Share), with Landlord and Tenant negotiating reasonably and in good faith to determine such charges based on the square footage of the Early Portion and the number of days Tenant occupies the Early Portion for the conduct of its business prior to the actual Expansion Commencement Date at which time, Tenant shall pay the Base Rent set forth in the Landlord’s Notice (as defined herein).

(c) Effective upon the Expansion Commencement Date, Tenant’s Proportionate Share of the Dibrell A Warehouse Building shall be 32.32431 percent, Tenant’s Proportionate Share of the Receiving Room / Prizery Building shall be 8.41119 percent, and Tenant’s Proportionate Share of the Project shall be 22.82741 percent.

4.    Upfit of Expansion Space. Landlord shall provide an allowance to Tenant for its use in the upfit of the Expansion Space in an amount of up to $250,000 (the “Upfit Allowance”). The Upfit Allowance may be used by Tenant for permitting, construction, architectural and engineering costs, including, costs for cable and information technology. The manner in which Upfit Allowance is to be provided and details of construction of the upfit for the Expansion Space shall proceed per the terms of the Work Letter attached hereto and made a part hereof as Exhibit B.

5.    Base Rent.

(a) Commencing upon the Expansion Commencement Date, Base Rent shall be due and payable for the portion of the Premises located in the (i) Dibrell Building of approximately 16,539 rentable square feet (Suites A-100 and A-200) at the rate of $18.50 per rentable square feet, triple-net, with a Base Annual Rent Escalation of 2.75 percent each Lease Year, and (ii) Receiving Room Building (Suite RR-30) of approximately 2,863 rentable square feet at the rate of $21.25 per rentable square feet, full service, with a Base Annual Rent Escalation of 2.75 percent each Lease Year.

(b) Provided there is no event of default under the Lease then in effect, commencing with the Expansion Commencement Date, Base Rent under the Lease shall be abated for a period of five months (the “Expansion Rent Abatement”).

6.    Base Year. The Base Year for the purposes of calculating Additional Rent attributable to increases in Operating Expenses for the Receiving Room, Suite 30 shall be 2016.

7.    Operating Expenses. During the Extended Term, Tenant shall continue to pay Tenant’s Proportionate Share of Operating Expenses as provided in the Lease, and amended hereby

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for the portion of the Expansion Space located in the Dibrell Building. During 2015 and the Base Year of 2016, Tenant will not pay for Operating Expenses attributable to Suite RR-30, as the Base Rent for the Receiving Room space is a full-service rate with a 2016 base stop. In subsequent Lease Years, , Tenant will be charged for increases in Operating Expenses attributable to Suite RR-30 over and above the Base Year 2016.

8.    Direct Tenant Expenses. Tenant will arrange for the provision of service and shall pay directly to each service provider all charges as follows:

a. Suites A-100 and A-200: all electricity, gas, and other utilities; janitorial, telephone and internet/data used on or from the Premises together with any taxes, penalties, surcharges, or the like pertaining thereto

b. Suite RR-30: all telephone and internet/data used on or from the Premises together with any taxes, penalties, surcharges, or the like pertaining thereto

9.    Security Deposit. Section 9 of the Lease is hereby deleted and the following new Section 9 inserted in lieu thereof:

Promptly upon the full execution of this Amendment (with delivery of a copy thereof to Tenant), Tenant shall deposit the amount required to increase the Security Deposit under the Lease to $123,269.08, four months Base Rent for the Premises on the Expansion Commencement Date. Provided there is no default or event of default by Tenant under the Lease, the Security Deposit shall be reduced to (i) three months Base Rent on the first anniversary of the Expansion Commencement Date, and (ii) one month Base Rent on the second anniversary of the Expansion Commencement Date. Landlord will not be required to apply all or any portion of the Security Deposit with respect to any particular violation or default by Tenant but Landlord may apply all or any portion (as reasonably required to effect a cure) of the Security Deposit to any violation, breach, or default by Tenant hereunder. Landlord will be entitled to hold the Security Deposit in an account maintained by Landlord for such funds from all tenants of Landlord. Any interest paid on such an account will become a part of the Security Deposit, accrue to the benefit of the Tenant (less any customary bank fees or charges for maintaining such account), and be delivered to Tenant upon termination of this Lease provided that the Security Deposit and interest thereon have not been applied by Landlord to an event of default hereunder. Tenant will reimburse Landlord for such portions of the Security Deposit as Landlord will from time to time apply with respect to any violation, breach, or default by Tenant hereunder promptly upon written notice of such application by Landlord. Any portion of the Security Deposit which has not been appropriated by Landlord in accordance with the provisions hereof will be returned to Tenant within thirty (30) days after the termination of this Lease.

If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be released by Landlord to Landlord’s grantee (to the extent not applied to any default by Tenant hereunder), and if so released, Tenant agrees to look solely to such grantee for the proper application and return thereof in accordance with the Lease provided that Tenant receives written notice of such conveyance. Tenant agrees that Tenant will not assign, and that neither Landlord, nor its successors and assigns, will be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance of the Security Deposit.

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Any mortgagee or ground lessor will not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless the security deposit will have been received in hand by such mortgagee or ground lessor.

Any unperformed obligations of Landlord or Tenant under this Section will survive the termination of the Lease, for whatever reason, or any extension or renewal hereof.

10.    Right of Refusal.    Landlord hereby grants to Tenant a one-time right of first refusal to lease space in the Project (the “Refusal Space”) under the terms and conditions as provided below:

(i) So long as there is no default (beyond any applicable grace and/or cure period) or event of default by Tenant under the Lease, Landlord will notify Tenant when it has all or a portion of the Refusal Space offered for lease to a third party (the “Third Party”) and the terms and conditions upon which Landlord is willing to lease such space (“Landlord’s Notice”) .

(ii) Tenant shall provide written notice to Landlord, as to Tenant’s decision to lease or not to lease the Refusal Space within ten (10) business days after Landlord’s Notice is received. If Tenant does provide to Landlord notice to lease the Refusal Space, Landlord and Tenant will negotiate in good faith to agree upon an amendment to the Lease to add the Refusal Space within ten (10) business days after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms provided to the Third-Party. If Tenant does not provide written notice to Landlord within ten (10) business days after receipt of the Landlord’s Notice, Tenant will have been deemed to have waived its right to lease the Refusal Space and Landlord shall be free to enter into a lease with the Third Party (upon substantially the same terms and conditions listed in Landlord’s Notice), and Tenant shall have no further rights with respect to that particular Refusal Space within the Project.

Once Landlord has offered a specific portion of the Refusal Space to Tenant, and Tenant has not leased such specific portion under the terms and conditions provided in this Section, Tenant shall have no further right to such specific portion; provided, however, the balance of the Refusal Space that has not been offered to Tenant under this section remains subject to Tenant’s Right of First Refusal provided herein.

The rights provided to Tenant in this Section (i) are subject to the pre-existing rights of other tenants of the Building as described on Exhibit C, attached hereto and made a part hereof, and (ii) shall not inure to the benefit of any subtenant of all or a portion of the Premises.

11.    Option to Extend. Tenant shall have the option to extend the term of the Lease for one period of five Lease Years (the “Renewal Term”) provided that Tenant shall give written notice to Landlord of its desire to exercise its right to the Renewal Term at least one hundred and eighty days prior to the end of the then current term; failing which the rights of Tenant under this Section shall be null and void and of no further force and effect. During the Renewal Term, the terms of the Lease shall continue in full force and effect, including, that Base Rent shall continue to increase by the Base Rent Escalation. During the Renewal Term, the Premises shall be leased by Tenant “as is,” subject to Landlord’s continuing Lease obligations (such as repair and maintenance).

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12.    Parking. With its lease of the Expansion Space, Tenant shall have the non-exclusive right to the use of up to forty-five (45) parking spaces at the Project.

13.    Keys to Premises. Tenant shall be provided one key and/or fob for each of its employees (now or hereafter employed) for use at the Premises. Landlord shall have the right to charge a reasonable fee for replacement of any lost key or fob.

14.    Brokerage. Tenant and Landlord each warrants and represents to the other that it has had no dealings with any real estate broker or agent in connection with this Lease other than DTZ, the “Tenant Broker,” and Landlord agrees to pay a fee to the Tenant Broker pursuant to separate written agreement. Tenant and Landlord each covenants to pay, hold harmless, and indemnify the other from and against any and all costs, expenses, liabilities (including reasonable attorneys’ fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of said party.

15.    Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

16.    Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

17.    Authority of Parties. Each party hereto hereby certifies that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so.

18.    Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

19.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

20.    Mutual Acknowledgment of Non-Existence of Claims. Except as provided herein, Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

21.    Effective Date. The provisions of this Amendment shall be effective as of the day and year first written above.

22.    Rights of Tenant. Tenant shall have no options to renew or extend the term of the Lease, rights to expand the Premises or rights of refusal except as expressly provided in this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment as of the day and year first above written.

TENANT: PRECISION BIOSCIENCES, INC.

By:	/s/ Matthew Kane

Print Name:	Matthew Kane

Title:	CEO

Date:	June 20, 2015

LANDLORD: VENABLE TENANT, LLC By: SCIENTIFIC PROPERTIES, LLC

By:	/s/ Barbra Rothschild

Barbra Rothschild, Manager

Date:	20 June, 2015

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EXHIBIT A

FLOOR PLAN

Suite A-200

Receiving Room Suite-30

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EXHIBIT B

WORK LETTER

This Exhibit B sets forth the rights and obligations of Landlord and Tenant with respect to the construction of the improvements to the Expansion Space Premises as described on the Plans (“Tenant Improvements”). This Exhibit contemplates that the following work will be performed, as further described herein, all subject to the prior review and approval by Landlord: (i) preparation of a space plan by the Architect; (ii) final design and engineering and preparation of plans, specifications, and working drawings by the Architect (collectively, the “Plans”); (iii) preparation by the general contractor of Landlord (the “General Contractor”) of an estimate of the cost of the Tenant Improvements; (iv) submission to, and approval of Plans by, appropriate governmental authorities; and (v) construction and installation of the Tenant Improvements pursuant to the Plans on or prior to the Commencement Date, subject to Force Majeure and any Tenant Delay.

1.    Allowance/Payment of Construction Costs.

(a)    Landlord and Tenant shall mutually-approve and select a General Contractor to construct the Tenant Improvements in accordance with a milestone schedule (the “Schedule”), a copy of which shall be reasonably approved by Landlord and Tenant prior to commencement of construction of the Tenant Improvements. Landlord acknowledges and agrees that Clancy & Theys is deemed approved as a potential Contractor, should Tenant so choose. Landlord and Tenant shall prepare and mutually and reasonably approve a budget (the “Budget”) for the costs to construct the Tenant Improvements (the “Construction Costs”). The Budget will not include any amounts for furniture, fixtures (other than lighting), equipment, or personal property of Tenant, which items will be paid for by Tenant separately at its expense. The Budget shall include a Construction Contingency which shall be 5% of the Construction Costs. Any unspent Construction Contingency will accrue to the Tenant. Change Orders (as hereinafter defined) shall be funded from increases in the Contract (as hereinafter defined). Landlord agrees to fund a portion of the Construction Costs through the provision of the Upfit Allowance of $250,000. The Upfit Allowance shall be used for items specifically outlined in the Budget and mutually agreed upon by both Landlord and Tenant. The Upfit Allowance shall be used only for construction, design, and management costs related to fixed improvements to the Building that are part of the Tenant Improvements. The Upfit Allowance may not be used to offset any Rent payments owed to Landlord by Tenant. Any costs incurred due to a Tenant Delay shall be charged against the Upfit Allowance; provided, however, Tenant shall be given two (2) days’ notice and opportunity to cure any Tenant Delay (including payment by Tenant of any costs associated with such cure such as higher shipping charges) before any costs are charged against the Upfit Allowance. Landlord and Tenant acknowledge and agree that the Construction Costs will be in excess of the Upfit Allowance, and all costs for the Tenant Improvements in excess of the Upfit Allowance shall be borne by Tenant. Therefore, Tenant has agreed to place into an escrow account maintained with Landlord (the “Escrow Account”) an amount equal to the Construction Costs as specified in the Budget minus the Upfit Allowance (the “Tenant Improvement Overage”). Landlord shall establish the Escrow Account as a separate, interest bearing account in an FDIC insured institution. set forth below, Landlord shall have the authority to make periodic deductions from the Escrow Account as payment for the Construction Costs and the Escrow Account shall be funded in full by Tenant

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prior to Landlord’s issuance of a Notice to Proceed to the General Contractor. Failure by Tenant to deposit the Tenant Improvement Overage into the Escrow Account within five (5) business days after a request from Landlord hereunder shall be a Tenant Delay and a default in payment hereunder. Tenant shall receive all interest that accrues under the Escrow Account.

(b)    The Upfit Allowance and Tenant Improvement Overage shall be disbursed by Landlord upon satisfaction of the following conditions precedent: (i) Landlord shall have received applications for payment certified by the Architect, accompanied by evidence of the portion of the Tenant Improvements that have been completed per the Plans, invoices and paid receipts for all such work completed, and copies of executed lien waivers from those persons providing such work; and (ii) all information and documentation provided to Landlord must be in form and substance reasonably approved by Landlord. Upon Tenant’s request, Landlord shall provide Tenant an opportunity to review such information and documentation.

(c)    Provided the aforesaid conditions are met, Landlord shall pay the Construction Costs at monthly intervals based upon design and construction billing cycles. Each monthly payment of the Construction Costs shall be paid as follows: fifty percent (50%) of such payment shall be paid from the Upfit Allowance and the remaining fifty percent (50%) of such payment shall be paid from the Tenant Improvement Overage through the Escrow Account. Within thirty (30) days after the Commencement Date, Landlord shall prepare and submit to Tenant a final statement that illustrates the total cost to construct the Tenant Improvements and the amount paid from and remaining with respect to each of the Tenant Improvement Overage as held in the Escrow Account, and the Upfit Allowance. If such statement indicates that Landlord has paid less than the total amount of the Upfit Allowance, then Landlord shall pay Tenant an amount equal to the Upfit Allowance minus the total amount previously paid by Landlord within ten (10) days of the date of such statement. If such statement reflects that the amount deposited into Escrow Account by Tenant as the Tenant Improvement Overage was greater than the amount required to be paid by Tenant, then Tenant shall be entitled to a prompt refund of any such amounts.

(d)    Unless otherwise specified in the Plans, materials used for the Tenant Improvements at the Building shall be good quality, new, and customary for the type of upfit contemplated in this Lease and in facilities comparable to the Building and readily available in the market where the Building is located, all as reasonably determined by Landlord.

(e)    During construction of the Tenant Improvements, Landlord and Tenant or their agents shall, on a weekly basis review work schedules, costs, expenses and construction issues regarding the construction of the Tenant Improvements. The parties will hold periodic meetings, at mutually agreed upon times and locations, to discuss the progress of the construction of the Tenant Improvements. The General Contractor will provide an updated Budget, Schedule, and RFI log every two weeks during construction of the Tenant Improvements. The General Contractor and Landlord reserve the right to cure self imposed delays in the Schedule.

(f)    Should a default or event of default occur by Tenant hereunder prior to the Commencement Date, Landlord shall have the right to cease all construction of the Tenant Improvements, and pursue all of its rights and remedies hereunder, or available at law or in equity for any such default or event of default.

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2.    Space Planning, Design and Working Drawings. Tenant shall engage Integrated Design (the “Architect”) to prepare the Plans. Tenant may include fees previously paid to the Architect in the approved Budget. Any Architect’s fees reimbursed to Tenant from the Upfit Allowance shall be paid from the Upfit Allowance by Landlord upon receipt and approval by Landlord of invoices and lien waivers for work performed. If the Architect used by Tenant is not qualified with respect to compliance of the Plans with historic tax credit laws, statutes and regulations, Belk Architecture or another architect with historic tax credit expertise shall review the Plans to insure compliance with the requirements of State and Federal law for historic tax credits and all the costs for such review shall be borne by Landlord. Tenant shall review and respond to any request for approval of the draft plans or final Plans (by U.S. Mail, facsimile, or email) within five (5) business days after a request from either the Architect or Landlord. Any modifications of the Plans sought by Tenant shall be reviewed and subject to the approval of Landlord prior to the modification of the Plans. All communication by Tenant to Landlord with respect to the Tenant Improvements shall be in writing. Tenant shall designate an Authorized Representative to work with Landlord with respect to the Tenant Improvements, and Landlord shall not be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Tenant’s behalf other than Tenant~~’~~s Authorized Representative. Review and approval by Landlord of the Plans shall not be construed as any statement by Landlord as to the compliance of the Plans with Applicable Laws.

3.    Construction of Tenant Improvements. Landlord shall, via the General Contractor, obtain all state and local licenses, permits and approvals (whether governmental or non-governmental) required to construct the Tenant Improvements and for Tenant’s occupancy of the Expansion Space. Landlord shall provide access to the General Contractor for Construction of the Tenant Improvements and to the extent such access requires entry through space occupied by other tenants, Landlord shall provide for such access at its sole cost and expense. The Landlord shall engage, subject to Tenant’s reasonable approval, a general contractor to construct the Tenant Improvements (the “General Contractor”). The General Contractor shall construct and install the Tenant Improvements in accordance with the Plans which expense shall be deducted from the Upfit Allowance. The Tenant Improvements shall be delivered via Associated General Contractors (AGC) Guaranteed Maximum Price Contract (the “Contract”) with Liquidated Damages of $500.00 per day, and a payment and performance bond. Any Liquidated Damages (less cost of collection) paid to Landlord shall accrue to the Tenant; provided, however, any paid Liquidated Damages for any Tenant Delay shall accrue to Landlord. The General Contractor shall obtain at least three (3) bids for all major trade work at the Expansion Space. Landlord will work with the General Contractor to complete the Tenant Improvements by the Commencement Date. All contracts with vendors and subcontractors for construction of the Tenant Improvements will be negotiated by the General Contractor. All work performed in connection with the construction of the Expansion Space shall be performed in a good and workmanlike manner, in accordance with all Applicable Laws and the final approved Plans. If materials are not readily available, require quick ship charges, or require substitution, the Tenant will be given notice and the opportunity to select alternate materials. Landlord shall insure that the Architect conducts a periodic review (a minimum of once every two weeks) of the progress of construction to ensure compliance with the Plans. Tenant may from time to time request in writing changes to the Plans (a “Change Order”), subject to Landlord’s consent, which shall not be unreasonably withheld. Landlord shall cause

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Contractor to provide an estimate of any change in the Construction Cost and/or Schedule. Tenant shall have the right to elect whether or not to proceed with the Change Order within five (5) business days after receipt of such estimate. Upon such approval by Tenant, or confirmation by Landlord that the Change Order will not result in any change in cost and/or Schedule, Landlord shall implement the Change Order as part of the Tenant Improvements. Landlord acknowledges that Tenant may hire the General Contractor and/or any subcontractors to perform other work items (in accordance with the terms and conditions of the Lease) within the original Premises concurrently with the Tenant Improvements, provided such work does not require changes to the Schedule.

Tenant acknowledges that the following items may result in changes to the Budget and/or Schedule:

(i)    Municipal or other governmental inspectors require changes to the Expansion Space such as code compliance changes. In such event, Landlord will notify Tenant of the required changes, but the increased cost of such changes, if any, and any delay associated with such changes shall be the responsibility of Tenant.

(ii)     Change Orders approved by Tenant. Any increased costs and delays due to such approved Change Orders shall be the responsibility of Tenant. Any delays caused by such approved Change Orders shall not delay the Commencement Date of the Lease. Landlord shall not charge Tenant any administrative fees in respect of any Change Orders. Tenant shall have five (5) business days to review and approve all Change Orders and any additional review time by Tenant shall be a Tenant Delay.

(iii)    If materials are not readily available, require quick ship charges, or require substitution, provided Landlord shall identify any such materials within ten (10) days of final approval of the Plans, and in any such case, Tenant will be given notice and the opportunity to select alternate materials.

(iv)    Any Tenant Delay.

4.    Repairs and Corrections. Landlord shall require of the General Contractor and any subcontractor constructing the Tenant Improvements no less than a one year express repair and/or replacement warranty covering such work. All manufacturers’ and builders’ warranties with respect to the Tenant Improvements shall be assigned to Tenant to the extent possible and necessary to assist Tenant in effecting any of Tenant’s repair obligations under the Lease without recourse to Landlord. Landlord agrees to enforce for the benefit of Tenant any warranties or guarantees issued in connection with construction of the Tenant Improvements. Tenant shall repair or correct any defective work or materials installed by Tenant or any contractor other than the General Contractor (except subcontractors engaged by the General Contractor), or any work or materials that prove defective as a result of any act or omission of Tenant or any Tenant Party, provided that selection of materials by Tenant is not such an act or omission, and provided further that work and materials done or installed by the General Contractor or its vendors and subcontractors is not such an act or omission. For purposes of this Section, Landlord will not be considered to be Tenant’s agent, invitee, licensee, subtenant, customer, client, or guest.

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5.    Punchlist. Landlord shall provide Tenant with written notice when Landlord believes that substantial completion of the Tenant Improvements has been achieved. Promptly following delivery of such notice, Tenant’s Representative and Landlord’s Representative shall jointly inspect the Tenant Improvements, and, Landlord and Tenant shall mutually and reasonably prepare a punchlist of items remaining with respect to the Tenant Improvements that require repair or completion (the “Punchlist”). Pursuant to its contract with Landlord, General Contractor shall make all repairs and completions noted on the Punchlist with respect to the Tenant Improvements within forty-five (45) days (extended for Force Majeure and any Tenant Delay) after receipt of the Punchlist with any Liquidated Damages paid by the General Contractor for a delay in completion of the Punchlist accruing to the benefit of Tenant.

6.    Move-In by Tenant. Tenant shall schedule its move into the Expansion Space with Landlord prior to occupying any portion of the Expansion Space.

7.    Tenant Representative. Whenever Landlord or any contractor responsible for the Tenant Improvements shall need to communicate with Tenant about the Tenant Improvement related matters, including Change Orders, Landlord or such contractor shall contact Todd Melby at todd.melby@precisionbiosciences.com or (330) 329-4015.

8.    Landlord Representative. Whenever Tenant or any contractor responsible for the Tenant Improvements shall need to communicate with Landlord about the Tenant Improvement related matters, including Change Orders, Tenant or such contractor shall contact David.Green@scientificproperties.com, or (919) 605-0804.

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EXHIBIT C

TENANTS WITH SUPERIOR RIGHTS OF REFUSAL

1.	Cumming Construction Management, Inc. (first floor of Prizery Building); and
2.	Roivant Sciences, Inc. (continuous “right of offer” for contiguous space on second floor of Prizery Builidng).

THIRD AMENDMENT TO THE LEASE AGREEMENT

THIS THIRD AMENDMENT TO THE LEASE AGREEMENT (the “Amendment”) is made and entered into as of January 12, 2016 by and between VENABLE TENANT, LLC, a North Carolina limited liability company (the “Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Lease Agreement dated April 5, 2010 by and between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated August 19, 2011, Tenant leased certain premises known as Suite 100 in the Dibrell A Building at 302 East Pettigrew Street, Durham, NC (the Lease Agreement and all amendments thereto shall be referred to herein collectively as the “Lease”); and

WHEREAS, Landlord and Tenant have amended the Lease by Second Amendment to Lease Agreement dated July 13, 2015 (the “Second Amendment”);

NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Definition of Terms. All capitalized terms contained herein and not otherwise defined shall be defined as provided in the Lease.

2.    Rent Abatement Payment. Landlord and Tenant have agreed that in consideration of the payment by Landlord to Tenant of $51,023.00, Tenant hereby waives and releases any and all right Tenant may have for any further abatement of Rent (Landlord having already waived Tenant’s Rent obligation for January, 2016) as described in the Second Amendment with respect to the portion of their Premises located in Suite A-100 in the Dibrell Building at the Project. For purposes of clarity, Landlord and Tenant acknowledge and agree that the Expansion Commencement Date (as such term is defined in the Second Amendment) shall be January 1, 2016.

3.    Dibrell Building. Notwithstanding any provision in the Second Amendment to the contrary, Landlord and Tenant hereby confirm and agree that the total rentable square footage leased by Tenant in the Dibrell Building is 16,701 rentable square, consisting of Suite A-100 of 8,274 rentable square feet, and Suite A-200 of 8,427 rentable square feet.

4.    Brokerage. Tenant and Landlord each warrants and represents to the other that it has had no dealings with any real estate broker or agent in connection with this Amendment. Tenant and Landlord each covenants to pay, hold harmless, and indemnify the other from and against any and all costs, expenses, liabilities (including reasonable attorneys’ fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any real estate broker or agent with respect to this Amendment or the negotiation thereof, arising out of any act of said party.

4.    Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

5.    Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

6.    Authority of Parties. Each party hereto hereby certifies that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so.

7.    Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

8.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

9.    Mutual Acknowledgment of Non-Existence of Claims. Except as provided herein, Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

10.    Effective Date. The provisions of this Amendment shall be effective as of the day and year first written above.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment as of the day and year first above written.

TENANT: PRECISION BIOSCIENCES, INC.

By:	/s/ Todd Melby

Print Name:	Todd Melby

Title:	CFO/COO

Date:	January 18, 2016

LANDLORD: VENABLE TENANT, LLC By: SCIENTIFIC PROPERTIES, LLC, its managing member

By:	/s/ Garril Kueber

Garril Kueber, Limted Manager / CEO

Date:	January 18, 2016

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FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 30th day of September, 2016 by and between VENABLE CENTER, LLC, a North Carolina limited liability company (“Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with respect to the following recitals:

(a)    Landlord is the current owner of a group of interconnected buildings situated at 302 East Pettigrew Street, Durham, North Carolina known collectively as “Venable Center” (the “Project”), which comprises Dibrell A (“Dibrell A”), Dibrell B (“Dibrell B”), the Receiving Room (the “Receiving Room”) and the Prizery (the “Prizery”). The first and second floors of the Prizery are shown in more detail on Exhibit B attached hereto and incorporated herein by reference.

(b)    Pursuant to that certain Lease Agreement dated April 5, 2010, as modified by a First Amendment to Lease Agreement dated August 19, 2011 and by a Second Amendment to the Lease Agreement dated July 13, 2015 (the “Second Amendment”) and by a Third Amendment to the Lease Agreement dated January 12, 2016 (collectively, the “Lease”), Landlord (as successor to Venable Tenant LLC) leases to Tenant certain office space in the Project (the “Current Premises”) consisting of approximately 16,701 square feet of rentable area in Dibrell A (Suite A-100 = 8,274 RSF; Suite A-200 = 8,427 RSF, collectively referred to herein as the “Current DA Premises”) and 2,863 square feet of rentable area in the Receiving Room (referred to herein as the “Current RR Premises”), as more particularly described in the Lease;

(c)    The term of the Lease is currently scheduled to expire July 31, 2021.

(d)    Landlord and Tenant have agreed to extend the term of the Lease, to add certain space to the premises demised under the Lease, and to make certain other modifications to the Lease as set forth hereinbelow;

(e)    All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    The Term of the Lease is hereby extended through July 31, 2024 (the “Expiration Date”).

2.    Effective as of the respective Expansion Dates set forth below, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following additional premises in the Project, as outlined on Exhibit A attached hereto:

(a)    approximately 11,621 Rentable Square Feet (“RSF”) located in the Receiving Room (the “RR Expansion Premises”). The Expansion Date for the RR Expansion Premises shall be the 150th day following the date that Landlord delivers possession of the RR Expansion Premises to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order), which delivery date is anticipated to be September 15, 2016 (resulting in an anticipated Expansion Date of February 15, 2017);

(b)    approximately 7,494 RSF located on the 2nd floor of the Prizery (the “PR Second Floor Expansion Premises”), as shown on Exhibit B. Tenant acknowledges that certain portions of the PR Second Floor Expansion Premises are currently vacant and other portions of the PR Second Floor Expansion Premises are currently occupied by various tenants. Landlord shall deliver possession of each portion of the PR Second Floor Expansion Premises to Tenant as such portion of the PR Second Floor Expansion Premises is vacant and available to be delivered to Tenant (but, so long as Tenant does not commence the conduct of business in any portion of the PR Second Floor Expansion Premises, such partial delivery shall not trigger commencement of the term with respect to the same, nor commencement of the Base Rent “clock,” as Tenant will be unable to commence its construction activities until the full floor is delivered in accordance with this Amendment; however, if Tenant commences the conduct of business in any portion of the PR Second Floor Expansion Premises, then the term will commence with respect to all portions of the PR Second Floor Expansion Premises that have been delivered to Tenant). Landlord agrees to endeavor in good faith to terminate or relocate the existing tenants of the PR Second Floor Expansion Premises, so as to deliver possession of each portion of the PR Second Floor Expansion Premises to Tenant as promptly as practicable. The Expansion Date with respect to the entire PR Second Floor Expansion Premises (unless occurring sooner with respect to portions of the PR Second Floor Expansion Premises pursuant to the foregoing provisions of this Section 2(b)) shall be the thirtieth (30th) day following the date that possession of the entire PR Second Floor Expansion Premises is delivered to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order);

(c)    approximately 7,416 RSF on the first floor of Dibrell B (the “DB First Floor Expansion Premises”). Tenant acknowledges that the DB First Floor Expansion Premises is currently occupied by a tenant whose lease term expires June 30, 2019, but that such current tenant may be induced to vacate the DB First Floor Expansion Premises sooner than such scheduled lease expiration date. Tenant will take possession of the DB First Floor Expansion Premises as soon as such space is vacant and available. The Expansion Date for the DB First Floor Expansion Premises shall be the 90th day following the date that Landlord delivers possession of the DB First Floor Expansion Premises to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order). Rent shall be paid on the same terms (on a per square foot basis) as the RR Expansion Premises;

(d)    approximately 7,416 RSF on the second floor of Dibrell B (the “DB Second Floor Expansion Premises”). Tenant acknowledges that the DB Second Floor Expansion Premises is currently occupied by a tenant whose lease term expires June 30, 2019.

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Landlord will use best efforts to cause the current tenant of the DB Second Floor Expansion Premises to vacate such space as soon as possible; provided that Landlord shall not be obligated to offer such current tenant any payment or other economic inducement to vacate such space prior to the expiration of such current tenant’s lease term. Tenant will take possession of the DB Second Floor Expansion Premises as soon as such space is vacant and available. The Expansion Date for the DB Second Floor Expansion Premises shall be the 30th day following the date that Landlord delivers possession of the DB Second Floor Expansion Premises to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order). Rent shall be paid on the same terms (on a per square foot basis) as the PR Second Floor Expansion Premises;

3.    Base Rent with respect to each Expansion Premises shall be as set forth in the following tables:

RR Expansion Premises (11,621 SF)

Months Following RR Expansion Premises Expansion Date	Annual Base Rent per Rentable Square Foot (NNN)	Monthly Rent

1 – 12	$19.25	$18,642.02
13 – 24	$19.78	$19,155.29
25 – 36	$20.32	$19,678.23
37 – 48	$20.88	$20,220.54
49 – 60	$21.46	$20,782.23
61 – 72	$22.05	$21,353.59
73 – 84	$22.65	$21,934.64
85 – Expiration Date	$23.28	$22,544.74

PR Second Floor Expansion Premises (or respective portions thereof) (7,494 SF)

Months Following PR Second Floor Expansion Premises Expansion Date	Annual Base Rent per Rentable Square Foot (FS)	Monthly Rent

1 – 12	$25.00	$15,612.50
13 – 24	$25.69	$16,043.41
25 – 36	$26.39	$16,480.56
37 – 48	$27.12	$16,936.44
49 – 60	$27.87	$17,404.82
61 – 72	$28.63	$17,879.44
73 – 84	$29.42	$18,372.79
85 – Expiration Date	$30.23	$18,878.64

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Landlord and Tenant agree to reasonably document (via e-mail or otherwise in writing) the relevant Expansion Date for each of the Expansion Premises, for the avoidance of confusion or misunderstanding.

DB First Floor Expansion Premises (7,416 SF)

Months Following RR Expansion Premises Expansion Date*	Annual Base Rent per Rentable Square Foot (NNN)	Monthly Rent

1 – 12	$19.25	$11,896.50
13 – 24	$19.78	$12,224.04
25 – 36	$20.32	$12,557.76
37 – 48	$20.88	$12,903.84
49 – 60	$21.46	$13,262.28
61 – 72	$22.05	$13,626.90
73 – 84	$22.65	$13,997.70
85 – Expiration Date	$23.28	$14,387.04

DB Second Floor Expansion Premises (7,416 SF)

Months Following PR Second Floor Expansion Premises Expansion Date*	Annual Base Rent per Rentable Square Foot (FS)	Monthly Rent

1 – 12	$25.00	$15,450.00
13 – 24	$25.69	$15,876.42
25 – 36	$26.39	$16,309.02
37 – 48	$27.12	$16,760.16
49 – 60	$27.87	$17,223.66
61 – 72	$28.63	$17,693.34
73 – 84	$29.42	$18,181.56
85 – Expiration Date	$30.23	$18,682.14

*Base Rent with respect to the DB First Floor Expansion Premises and the DB Second Floor Expansion Premises shall commence to accrue only as of the respective Expansion Dates applicable to each of such spaces. From and after the respective Expansion Date applicable to each of such spaces, Base Rent shall be payable in the amounts set forth in the foregoing tables (and any rental amounts shown in the foregoing tables as being in effect during the periods preceding such Expansion Dates shall be relevant only for the purpose of determining the applicable escalated rental amounts due from and after such Expansion Dates). The purpose of measuring the periods in the foregoing tables from the Expansion Dates applicable to the RR Expansion Premises and the PR Second Floor Expansion Premises is so that the Base Rent per rentable square foot in effect from time-to-time with respect to the DB First Floor Expansion Premises will be the same as the Base Rent per rentable square foot

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in effect with respect to the RR Expansion Premises, and the Base Rent per rentable square foot in effect from time-to-time with respect to the DB Second Floor Expansion Premises will be the same as the Base Rent per rentable square foot in effect with respect to the PR Second Floor Expansion Premises.

Notwithstanding anything in the foregoing to the contrary, provided no Event of Default then exists under the Lease, Landlord agrees to grant Tenant an abatement of the Base Rent due with respect to each of the Expansion Premises, in an amount as set forth herein. With respect to the RR Expansion Premises and the PR Second Floor Expansion Premises, the rental abatement shall be five (5) monthly installments of the Base Rent. With respect to each Expansion Premises having an Expansion Date later than February 1, 2017 (other than the RR Expansion Premises and the PR Second Floor Expansion Premises), the rental abatement shall be the product of (i) five (5) monthly installments of the Base Rent multiplied by (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Term of this Lease as of the Expansion Date applicable to such Expansion Premises and the denominator of which is eighty-nine (89). Such abatement shall be applied to the monthly installments of Base Rent that would otherwise be due for the months commencing with January 2018; provided that, with respect to any Expansion Premises whose Expansion Date occurs later than January 1, 2018, the abatement period shall be the first full and partial calendar months following the Expansion Date applicable to such Expansion Premises.

4.    Effective as of the Expansion Date for the RR Expansion Premises (which date is referred to herein as the “RR Adjustment Date”), the Base Rent with respect to the Current RR Premises shall be converted to a “triple-net” rental rate, and Tenant shall pay, with respect to the Current RR Premises, its Proportionate Share of all Operating Expenses from and after the Expansion Date for the RR Expansion Premises. Effective as of the RR Adjustment Date, the Base Rent with respect to the Current RR Premises shall be as set forth in the following table:

Current RR Premises (2,863 SF)

Period	Annual Base Rent per Rentable Square Foot (NNN)	Monthly Rent
RR Adjustment Date – 2/28/17	$15.25	$3,638.40
3/1/17 – 2/28/18	$15.67	$3,738.45
3/1/18 – 2/28/19	$16.10	$3,841.26
3/1/19 – 2/28/20	$16.54	$3,946.89
3/1/20 – 2/29/21	$17.00	$4,055.43
3/1/21 – 7/31/21	$17.47	$4,166.96

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5.    Effective as of August 1, 2021, Base Rent with respect to the Current RR Premises and the Current DA Premises shall be the then-current rates of the Receiving Room (both on a NNN basis), as illustrated in the following tables:

Current RR Premises (2,863 SF)

Period*	Annual Base Rent per Rentable Square Foot (NNN)	Monthly Rent

8/1/21 – 60	$21.46	$5,120.00
61 – 72	$22.05	$5,260.76
73 – 84	$22.65	$5,403.91
85 – Expiration Date	$23.28	$5,554.22

*Escalations based on number of months following RR Expansion Premises Expansion Date, consistent with Section 3 of this Amendment.

Current DA Premises (16,701 SF)

Period*	Annual Base Rent per Rentable Square Foot (NNN)	Monthly Rent

8/1/21 – 60	$21.46	$29,866.96
61 – 72	$22.05	$30,688.09
73 – 84	$22.65	$31,523.14
85 – Expiration Date	$23.28	$32,399.94

*Escalations based on number of months following RR Expansion Premises Expansion Date, consistent with Section 3 of this Amendment.

6.    Tenant’s Proportionate Share of Operating Expenses with respect to the respective Expansion Premises is as follows:

Expansion Premises	Tenant’s Proportionate Share of the Building	Tenant’s Proportionate Share of the Project

RR Expansion Premises	79.25482%	12.76767%

PR Second Floor Expansion Premises	22.07039%	8.70729%

DB First Floor Expansion Premises	50.00000%	8.62655%

DB Second Floor Expansion Premises	50.00000%	8.62655%

The Base Rent stated above with respect to the RR Expansion Premises and the DB First Floor Expansion Premises is a “triple-net” rental rate, and Tenant shall pay, with respect to each such Expansion Premises, its Proportionate Share of all Operating Expenses from and after the Expansion Date applicable to each such Expansion Premises. The Base Rent stated above with respect to the PR Second Floor Expansion Premises and the DB Second Floor Expansion Premises is a “full-service” rental rate, and Tenant shall pay, with respect to each such Expansion Premises, from and after January 1, 2018, its Proportionate Share of increases in Operating Expenses over the Operating Expenses incurred in calendar year 2017.

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7.    Landlord hereby agrees to grant Tenant an allowance (“Improvements Allowance”) with respect to each Expansion Premises. The Improvements Allowance granted with respect to each Expansion Premises shall be calculated by reference to the Base Improvements Allowance per Rentable Square Foot (“Base Amount”) set forth in the following table:

Expansion Premises	Base Improvements Allowance per Rentable Square Foot

RR Expansion Premises	$45.00

PR Second Floor Expansion Premises	$25.00

DB First Floor Expansion Premises	$45.00

DB Second Floor Expansion Premises	$25.00

For the RR Expansion Premises and the PR Second Floor Expansion Premises, the Improvements Allowance shall be the Base Amount set forth in the foregoing table. For each Expansion Premises having an Expansion Date later than February 1, 2017 (other than the RR Expansion Premises and the PR Second Floor Expansion Premises), the Improvements Allowance shall be the product of (i) the Base Amount set forth in the foregoing table multiplied by (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Term of this Lease as of the Expansion Date applicable to such Expansion Premises and the denominator of which is eighty-nine (89).

The Improvements Allowances shall be applied toward the cost of the design and construction of any alterations Tenant desires to perform in the Expansion Premises in conjunction with Tenant’s initial occupancy of such Expansion Premises. Any portion of the Improvements Allowances may be applied to pay the fees of the architect and engineers and any project manager employed by Tenant with respect to such alterations, as well as any permit costs and fees.

The cost of Tenant’s alterations in each of the Expansion Premises shall be paid first out of the applicable Improvements Allowance until the Improvements Allowance is exhausted. Tenant shall deliver to Landlord, no more frequently than once per month, invoices for work performed hereunder together with any other supporting documentation reasonably requested by Landlord. Provided no Event of Default then exists under the Lease, the Improvements Allowance (or portions thereof) shall be disbursed to Tenant within thirty (30) days following Tenant’s submission to Landlord of paid invoices for work related to alterations performed by Tenant in the Expansion Premises, accompanied by waivers of liens executed by all contractors employed by Tenant for the performance of such work. If the cost of Tenant’s alterations in the Expansion Premises exceeds the amount of the applicable Improvements Allowance, the excess shall be paid by Tenant after the Improvements Allowance is fully exhausted. Notwithstanding the foregoing, the Improvements Allowance associated with any particular Expansion Premises may

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be utilized by Tenant in the Expansion Premises with which it is associated and/or in any other Expansion Premises that is delivered to Tenant either concurrently with or following the delivery date of the Expansion Premises with which such Improvements Allowance is associated. Tenant may also submit invoices for an existing or completed Expansion Premises project when a new Improvements Allowance becomes available.

Any portion of the Improvements Allowance that has not been utilized by the date that is twelve (12) months following the last Expansion Date applicable to any of the Expansion Premises (as referenced in Section 2 of this Amendment) shall revert to Landlord.

In no event may any portion of the Improvements Allowances may be utilized with respect to alterations or refurbishment performed in the Current Premises.

8.    Landlord hereby agrees to grant Tenant an allowance in the amount of $97,820.00 (the “Refurbishment Allowance”), to be applied toward the cost of performing alterations and refurbishment in the Current Premises. Any portion of the Refurbishment Allowances may be applied to pay the fees of the architect and engineers and any project manager employed by Tenant with respect to such alterations, as well as any permit costs and fees. Provided no Event of Default then exists under the Lease, the Refurbishment Allowance (or portions thereof) shall be disbursed to Tenant within thirty (30) days following Tenant’s submission to Landlord of paid invoices for alterations or refurbishment performed by Tenant in the Current Premises after the date of this Amendment, accompanied by waivers of liens executed by all contractors employed by Tenant for the performance of such work (to the extent reasonably required). Requisitions shall be submitted by Tenant no more frequently than once per month. If the cost of Tenant’s alterations and refurbishment in the Current Premises exceeds the amount of the Refurbishment Allowance, the excess shall be paid by Tenant after the Refurbishment Allowance is exhausted. Additionally, Tenant may elect to apply any unexpended Refurbishment Allowance toward work in any Expansion Premises, on the same terms and conditions as listed in Section 7 above.

9.    Landlord acknowledges that, following delivery of the RR Expansion Premises to Tenant, Tenant will be the exclusive user of the “private shipping and receiving area” of the loading dock in the Receiving Room, as shown on the attached Exhibit A (the “S&R Area”), except as specifically provided herein. Landlord shall reasonably cooperate with Tenant to facilitate Tenant’s use of the loading dock as the primary user thereof; and Tenant agrees to afford Landlord and other tenants of the Receiving Room reasonable access to and use of such loading dock, provided that such access and use does not materially impair Tenant’s use of such facility. Landlord agrees that it will use best efforts to give Tenant not less than twenty-four (24) hours’ prior notice (which need not be in writing) to access and to use the loading dock so that Tenant can appropriately coordinate (clearance of space and security of items in the space). Tenant, at Tenant’s sole cost, shall relocate the existing mailboxes in the loading dock to a mutually-agreeable location outside the S&R Area, and shall provide a means of access to the IT cabinet that does not require access through the S&R Area, such work to be subject to Landlord’s reasonable prior approval.

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10.    Tenant shall have the right, at Tenant’s expense and for its own use, to purchase, install, maintain and operate at the Project an emergency power generator (the “Generator”) and a fuel tank (the “Tank”) for the Generator, subject to the following terms and conditions:

(a)    The Generator and Tank and associated wiring shall be installed by contractors reasonably pre-approved by Landlord, in a good and workmanlike manner and in accordance with the reasonable directions of Landlord relative thereto. Tenant and/or its contractors shall provide all appropriate insurance for such installation. Tenant shall deliver to Landlord detailed plans and specifications for the Generator and the Tank (including the proposed location of the Generator and the Tank) and a copy of Tenant’s contract for installing the Generator and the Tank, which plans and specifications and contract and the location of the Generator and Tank shall be subject to Landlord’s reasonable approval. If deemed desirable by Landlord, Tenant shall cause the space within which the Generator and Tank are located to be screened in a manner that is reasonably acceptable to Landlord.

(b) Tenant shall pay all costs of design, installation, operation, utilization, replacement, maintenance and removal of the Generator and the Tank, including (without limitation) the cost of any piping needed to connect the Generator and the Tank. Any damage to the Project or other property of Landlord or any other tenant resulting from the installation or maintenance of the Generator and Tank shall be promptly repaired at Tenant’s sole cost and expense.

(c) Tenant covenants that it will not use its Generator or the Tank in a manner that will unreasonably interfere with Landlord’s and/or any current or future tenant’s use of the Project.

(d) Tenant shall be responsible for procuring all licenses and permits required for the installation, use or operation of the Generator and the Tank.

(e) The Generator and Tank shall be designed, constructed, installed, maintained and operated in strict compliance with all applicable environmental laws.

(f) Landlord shall have no liability for any damage to, or caused by, the Generator and Tank. Tenant hereby indemnifies and agrees to hold Landlord harmless from any loss or damage which Landlord may sustain in connection with the Generator and Tank, including all liabilities, costs or expenses of any kind or nature incurred in connection with any claim or proceeding brought thereon and the defense thereof.

(g)    Tenant is hereby granted nonexclusive easements and licenses for (i) use of any shafts required to install the electrical wiring for the Generator; and (ii) access to the Generator and the Tank at all reasonable times and in emergencies. The Generator shall be connected to the Premises by electrical wiring, the installation of which shall be performed by Tenant’s contractor, at Tenant’s sole expense.

(h)    At Landlord’s request, the Generator and Tank and associated wiring and piping and any screening surrounding the Generator and Tank installed by Tenant hereunder shall be removed by Tenant, by contractors reasonably pre-approved by Landlord, in a good and workmanlike manner, upon the expiration or earlier termination of the Lease, at Tenant’s sole cost and expense.

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11.    The parking rights granted to Tenant under the Lease shall increase proportionately upon the Expansion Date applicable to each Expansion Premises.

12.    This Amendment and all provisions contained herein are contingent upon an executed lease termination agreement between Landlord and the existing tenant (“Roivant”) for the PR Second Floor Expansion Premises, providing that the PR Second Floor Expansion Premises shall be surrendered to Landlord on or before January 1, 2017 (the “PR Termination Agreement”). If Landlord does not enter into said PR Termination Agreement within fifteen (15) days of the date of full execution of this Amendment, then Tenant shall be entitled to terminate this Amendment (and all of its obligations hereunder) by written notice delivered to Landlord within thirty (30) days following the date of full execution of this Amendment (unless Landlord has entered into the PR Termination Agreement prior to Tenant’s delivery of its termination notice, in which event this Amendment shall remain in force and effect).

13.    The Right of Refusal granted to Tenant pursuant to Paragraph 10 of the Second Amendment shall remain in force and effect during the Term of the Lease as extended by this Amendment.

14.    Except to the extent any of such suites are sooner leased by Tenant pursuant to its Right of First Refusal, Landlord and Tenant hereby agree to the following “must-take” expansion provisions with respect to Suites 110, 120, 130, and 140 of the Prizery, as shown on Exhibit B:

(a)    Landlord shall deliver Suite 130 and Suite 140, comprising approximately 3,162 rentable square feet (“PR First Floor Expansion Premises A”) to Tenant on or around September 1, 2017 (the PR First Floor Expansion Premises A Target Date”). Landlord will use commercially reasonable efforts to meet the PR First Floor Expansion Premises A Target Date. In the event Landlord is unable to deliver possession of the PR First Floor Expansion Premises A to Tenant on the PR First Floor Expansion Premises A Target Date due to an existing tenant’s failure to vacate such space or any other cause beyond Landlord’s reasonable control, Landlord shall have no liability to Tenant, and Tenant’s obligation to lease the PR First Floor Expansion Premises A shall not be nullified, provided Landlord shall use commercially reasonable efforts to deliver possession of the PR First Floor Expansion Premises A to Tenant as soon as possible following the PR First Floor Expansion Premises A Target Date. The Expansion Date for the PR First Floor Expansion Premises A shall be the 30th day following the date that Landlord delivers possession of PR First Floor Expansion Premises A to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order). Rent shall be paid on the same terms (on a per square foot basis) as the PR Second Floor Expansion Premises, and Tenant shall receive the same Improvement Allowance as the PR Second Floor Expansion Premises, on a per square foot basis, and prorated in accordance with Section 7 of this Amendment.

(b)    Landlord shall deliver Suite 110 and Suite 120, comprising approximately 2,722 rentable square feet (“PR First Floor Expansion Premises B”) to Tenant on or around November 1, 2018 (the “PR First Floor Expansion Premises B Target Date”). Landlord will use commercially reasonable efforts to meet the PR First Floor Expansion Premises B Target Date. In the event Landlord is unable to deliver possession of the PR First Floor Expansion Premises B to Tenant on the PR First Floor Expansion Premises B Target Date due to an existing tenant’s failure to vacate such space or any other cause beyond Landlord’s reasonable control, Landlord

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shall have no liability to Tenant, and Tenant’s obligation to lease the PR First Floor Expansion Premises B shall not be nullified, provided Landlord shall use commercially reasonable efforts to deliver possession of the PR First Floor Expansion Premises B to Tenant as soon as possible following the PR First Floor Expansion Premises B Target Date. The Expansion Date for the PR First Floor Expansion Premises B shall be the 30th day following the date that Landlord delivers possession of PR First Floor Expansion Premises B to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order). Rent shall be paid on the same terms (on a per square foot basis) as the PR Second Floor Expansion Premises, and Tenant shall receive the same Improvement Allowance as the PR Second Floor Expansion Premises, on a per square foot basis, and prorated in accordance with Section 7 of this Amendment. Following the addition of PR First Floor Expansion Premises B to the Premises, Landlord agrees that Tenant may add the previously shared “common space” to its secured area, and Landlord and Tenant will mutually, in good faith, enter into a Lease amendment to document same.

(c)    Notwithstanding anything in Paragraph 14(b) above, Tenant acknowledges that the current tenant of Suite 110 has the option to renew the term of its lease for an additional period of three (3) years. In the event the current tenant of Suite 110 timely exercises its renewal option, Landlord shall so notify Tenant in writing (the “Suite 110 Notice”) within fifteen (15) business days of Landlord’s receipt of same. In the event Landlord does not deliver the Suite 110 Notice to Tenant within fifteen (15) business days of the current tenant’s renewal deadline (which renewal deadline Landlord represents, for the purposes of this Amendment, to be April 30, 2018), Landlord shall be conclusively deemed to have represented that the current Suite 110 tenant no longer has any valid right to renew, and Landlord shall initiate work promptly and diligently to meet the PR First Floor Expansion Premises B Target Date. Within thirty (30) days following Tenant’s receipt of the Suite 110 Notice, Tenant may elect, by written notice to Landlord, to delete Suite 110 from the expansion space that is subject to the provisions of this Paragraph 14, in which event Landlord shall have no obligation to deliver possession of Suite 110 to Tenant at any time and Tenant shall have no obligation to lease Suite 110 from Landlord at any time. In the event Tenant does not timely exercise its right to delete Suite 110 from the expansion space under this Paragraph 14, then the delivery date for Suite 110 shall be extended to be the last day of the current tenant’s three-year renewal term. Tenant’s right pursuant to Paragraph 14(b) above to convert common space into secured area shall be inapplicable unless and until Suite 110 (as well as the remainder of PR First Floor Expansion Premises B) becomes part of the Premises demised to Tenant.

15.    The Option to Extend granted to Tenant pursuant to Paragraph 11 of the Second Amendment shall remain in force and effect and shall be applicable to the period immediately following the Term of the Lease as extended by this Amendment.

16.    Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder, other than CBRE-Raleigh, LLC and Cushman & Wakefield (the “Brokers”). Landlord acknowledges that it shall pay any commission or fee due to the Brokers, pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Brokers.

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the day and year first above written.

WITNESS:	LANDLORD:

VENABLE CENTER, LLC

Illegible	By:	/s/ Esko I. Korhonen

	Title:	Member

WITNESS:	TENANT:

PRECISION BIOSCIENCES, INC.

Illegible	By:	/s/ Todd Melby

	Title:	COO

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EXHIBIT A

FLOOR PLANS OF EXPANSION PREMISES

EXHIBIT B

B-2

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 24th day of January, 2018 by and between VENABLE CENTER, LLC, a North Carolina limited liability company (“Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with respect to the following recitals:

(a)

Landlord is the current owner of a group of interconnected buildings situated at 302 East Pettigrew Street, Durham, North Carolina known collectively as “Venable Center” (the “Project”), of which one of the buildings is known as the Prizery (the “Prizery”) and one of the buildings is known as Dibrell C (“Dibrell C”).

(b)

Pursuant to that certain Lease Agreement dated April 5, 2010, as modified by a First Amendment to Lease Agreement dated August 19, 2011 and by a Second Amendment to the Lease Agreement dated July 13, 2015 (the “Second Amendment”) and by a Third Amendment to the Lease Agreement dated January 12, 2016, and by a Fourth Amendment to the Lease Agreement dated September 30, 2016 (collectively, the “Lease”), Landlord (as successor to Venable Tenant LLC) leases to Tenant certain office space in the Project (the “Current Premises”), as more particularly described in the Lease;

(c)	Landlord and Tenant have agreed to add certain space to the premises demised under the Lease, and to make certain other modifications to the Lease as set forth hereinbelow;

(d)	All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Effective as of a date to be selected by Landlord and falling between May 1, 2018 and May 15, 2018 (the “Third Floor Expansion Date”), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Suite 300 (6,358 rsf), Suite 330 (546 rsf) and Suite 340 (202 rsf) in the Prizery (collectively, the “Third Floor Expansion Premises”), as outlined on Exhibit A attached hereto.

2.    Base Rent with respect to the Third Floor Expansion Premises shall commence to be payable on the date which is three (3) months following the Third Floor Expansion Date (the “TFEP Rent Date”), and shall thereafter be as follows:

Period	Annual Base Rent per Rentable Square Foot (FS)	Monthly Rent

TFEP Rent Date – 2/28/19	$25.69	$15,212.76*
3/1/19 – 2/29/20	$26.39	$15,627.28
3/1/20 – 2/28/21	$27.12	$16,059.56
3/1/21 – 2/28/22	$27.87	$16,503.68
3/1/22 – 2/28/23	$28.63	$16,953.73
3/1/23 – 2/29/24	$29.42	$17,421.54
3/1/24 – 7/31/24	$30.23	$17,901.20

		*prorated for any partial month

Notwithstanding anything in the foregoing to the contrary, provided no Event of Default then exists under the Lease, Landlord agrees to grant Tenant an abatement of the Base Rent due with respect to the Third Floor Expansion Premises, in an amount equal to $63,065.73. Such abatement shall be applied to the first monthly installments of Base Rent that would otherwise be due for the Third Floor Expansion Premises.

3.    Tenant’s Proportionate Share of Operating Expenses with respect to the Third Floor Expansion Premises is 20.92770% of the Prizery and 8.25647% of the Project. Tenant shall pay, with respect to the Third Floor Expansion Premises, from and after the thirtieth (30th) day following the Third Floor Expansion Date, its Proportionate Share of increases in Operating Expenses over the Operating Expenses incurred in calendar year 2017.

4.    Landlord hereby agrees to grant Tenant an allowance (“Third Floor Improvements Allowance”) with respect to the Third Floor Expansion Premises in the amount of $151,701.12. The Third Floor Improvements Allowance shall be applied toward the cost of the design and construction of any alterations Tenant desires to perform in the Third Floor Expansion Premises in conjunction with Tenant’s initial occupancy of such Third Floor Expansion Premises. Any portion of the Third Floor Improvements Allowance may be applied to pay the fees of the architect and engineers and any construction supervision, contractors’ overhead and profit charges, along with fees for any project manager employed by Tenant with respect to such alterations, as well as any licensing and permitting costs and fees.

The cost of Tenant’s alterations in the Third Floor Expansion Premises shall be paid first out of the Third Floor Improvements Allowance until the Third Floor Improvements Allowance is exhausted. Tenant shall deliver to Landlord, no more frequently than once per month, invoices for work performed hereunder together with any other supporting documentation reasonably requested by Landlord. Provided no Event of Default then exists under the Lease, the Third Floor Improvements Allowance (or portions thereof) shall be disbursed to Tenant within thirty (30) days following Tenant’s submission to Landlord of paid invoices for work related to alterations performed by Tenant in the Third Floor Expansion Premises, accompanied by waivers of liens executed by all contractors employed by Tenant for the performance of such work. If the cost of Tenant’s alterations in the Third Floor Expansion Premises exceeds the amount of the Third Floor Improvements Allowance, the excess shall be paid by Tenant after the Third Floor Improvements Allowance is fully exhausted.

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Any portion of the Third Floor Improvements Allowance that has not been utilized by the date that is twelve (12) months following the Third Floor Expansion Date shall revert to Landlord.

5.    The parking rights granted to Tenant under the Lease shall increase proportionately upon the Third Floor Expansion Date.

6.    Effective as of the “Dibrell Expansion Date” (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 2,848 rentable square feet of space in the Dibrell C building (collectively, the “Dibrell Expansion Premises”), as outlined on Exhibit B attached hereto. In the event the final BOMA calculation of the rentable area of the Dibrell Expansion Premises discloses that the rentable area of such space is less than 2,848 rentable square feet, the Monthly Rent set forth in Paragraph 7 below and Tenant’s Proportionate Share of Operating Expenses with respect to the Dibrell Expansion Premises set forth in Paragraph 8 below shall be reduced pro rata. The “Dibrell Expansion Date” shall be the date following the date that the current tenant of a portion of the Dibrell Expansion Premises, One Cow Standing, LLC, vacates the space occupied by such tenant, so that the space may be delivered by Landlord to Tenant. The Dibrell Expansion Date is anticipated to occur on April 1, 2020, but Landlord shall have no liability to Tenant and this Amendment shall not be rendered void or voidable in the event Landlord is unable to deliver possession of the Dibrell Expansion Premises to Tenant by the anticipated Dibrell Expansion Date because the current tenant fails to vacate by such date (despite Landlord’s commercially reasonable efforts to achieve same). In the event the current tenant vacates the Dibrell Expansion Premises prior to the anticipated Dibrell Expansion Date (such vacancy Landlord shall use commercially reasonable efforts to notify Tenant of at least thirty (30) days in advance), the Dibrell Expansion Date shall be the 90th day following the date that Landlord delivers possession of the Dibrell Expansion Premises to Tenant (in good and tenantable condition, broom clean, with all systems serving same in good working order). Landlord and Tenant agree to reasonably document (via e-mail or otherwise in writing) the Dibrell Expansion Date, for the avoidance of confusion or misunderstanding.

7.    Base Rent with respect to the Dibrell Expansion Premises shall commence to be payable on the date which is three months following the Dibrell Expansion Date, and shall thereafter be as follows:

Period	Annual Base Rent per Rentable Square Foot (NNN)	Monthly Rent

4/1/20 – 3/31/21	$20.88	$4,955.52
4/1/21 – 3/31/22	$21.46	$5,093.17
4/1/22 – 3/31/23	$22.05	$5,233.20
4/1/23 – 3/31/24	$22.65	$5,375.60
4/1/24 – 7/31/24	$23.28	$5,525.12

The foregoing rent schedule presumes that the Dibrell Expansion Date will be no earlier than April 1, 2020. In the event the Dibrell Expansion Date occurs earlier than April 1, 2020, then (i) Annual

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Base Rent for any period falling between April 1, 2018 and March 31, 2019 for which rent is payable with respect to the Dibrell Expansion Premises shall be calculated based upon an annual rate of $19.78 per rentable square foot, and (ii) Annual Base Rent for any period falling between April 1, 2019 and March 31, 2020 for which rent is payable with respect to the Dibrell Expansion Premises shall be calculated based upon an annual rate of $20.32 per rentable square foot.

Notwithstanding anything in the foregoing to the contrary, provided no Event of Default then exists under the Lease, Landlord agrees to grant Tenant an abatement of the Base Rent due with respect to the Dibrell Expansion Premises, in an amount equal to the product of (i) five (5) monthly installments of the Base Rent initially applicable to the Dibrell Expansion Premises multiplied by (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Term of the Lease as of the Dibrell Expansion Date and the denominator of which is eighty-nine (89). Such abatement shall be applied to the first monthly installments of Base Rent that would otherwise be due for the Dibrell Expansion Premises.

8.    Tenant’s Proportionate Share of Operating Expenses with respect to the Dibrell Expansion Premises is 14.19% of Dibrell C and 3.30909% of the Project. Tenant shall pay, with respect to the Dibrell Expansion Premises, from and after the thirtieth (30th) day following the Dibrell Expansion Date, its Proportionate Share of increases in Operating Expenses over the Operating Expenses incurred in calendar year 2017.

9.    Landlord hereby agrees to grant Tenant an allowance (“Dibrell Improvements Allowance”) with respect to the Dibrell Expansion Premises in an amount (per rentable square foot in the Dibrell Expansion Premises) equal to the product of (i) $45.00 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Term of this Lease as of the Dibrell Expansion Date and the denominator of which is eighty-nine (89). The Improvements Allowance shall be applied toward the cost of the design and construction of any alterations Tenant desires to perform in the Dibrell Expansion Premises in conjunction with Tenant’s initial occupancy of such Dibrell Expansion Premises. Any portion of the Dibrell Improvements Allowance may be applied to pay the fees of the architect and engineers and any construction supervision, contractors’ overhead and profit charges, along with fees for any project manager employed by Tenant with respect to such alterations, as well as any licensing and permitting costs and fees.

The cost of Tenant’s alterations in the Dibrell Expansion Premises shall be paid first out of the Dibrell Improvements Allowance until the Dibrell Improvements Allowance is exhausted. Tenant shall deliver to Landlord, no more frequently than once per month, invoices for work performed hereunder together with any other supporting documentation reasonably requested by Landlord. Provided no Event of Default then exists under the Lease, the Dibrell Improvements Allowance (or portions thereof) shall be disbursed to Tenant within thirty (30) days following Tenant’s submission to Landlord of paid invoices for work related to alterations performed by Tenant in the Dibrell Expansion Premises, accompanied by waivers of liens executed by all contractors employed by Tenant for the performance of such work. If the cost of Tenant’s alterations in the Dibrell Expansion Premises exceeds the amount of the Dibrell Improvements Allowance, the excess shall be paid by Tenant after the Dibrell Improvements Allowance is fully exhausted.

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Any portion of the Dibrell Improvements Allowance that has not been utilized by the date that is twelve (12) months following the Dibrell Expansion Date shall revert to Landlord.

10.    The parking rights granted to Tenant under the Lease shall increase proportionately upon the Dibrell Expansion Date.

11.    Landlord acknowledges that it is currently still working with Tenant to resolve certain HVAC issues, and will continue to work together with Tenant in good faith to accommodate Tenant’s laboratory requirements related to same.

12.    Landlord and Tenant further anticipate that, as previously discussed, a small amount of space may be added to the Dibrell Expansion Premises, after execution of this Amendment (and the parties agree that such space shall be subject to all economic terms and conditions of Section 7, 8, and 9 of this Amendment) To the extent reasonably requested by Landlord or Tenant, the parties shall enter into a confirmatory amendment or side letter after such space is added.

13.    Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder, other than CBRE-Raleigh, LLC and Cushman & Wakefield (the “Brokers”). Landlord acknowledges that it shall pay any commission or fee due to the Brokers, pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Brokers.

14.    As modified by this Amendment, the Lease continues in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the day and year first above written.

WITNESS:	LANDLORD: VENABLE CENTER, LLC

Illegible	By:	/s/ Esko I. Korhonen

	Title	President

WITNESS:	TENANT: PRECISION BIOSCIENCES, INC.

/s/ Renee Cramer	By:	/s/ Todd Melby

	Title:	COO

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EXHIBIT A

FLOOR PLAN OF THIRD FLOOR EXPANSION PREMISES (Suite 300 & Suite 340)

EXHIBIT B

FLOOR PLAN OF DIBRELL EXPANSION PREMISES

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 06 day of August, 2018 by and between VC OWNER, LLC, a North Carolina limited liability company (“Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with respect to the following recitals:

A.    Pursuant to that certain Lease Agreement dated April 5, 2010, as modified by a First Amendment to Lease Agreement dated August 19, 2011, and by a Second Amendment to Lease Agreement dated July 13, 2015, and by a Third Amendment to Lease Agreement dated January 12, 2016, and by a Fourth Amendment to Lease Agreement dated September 30, 2016, and by a Fifth Amendment to Lease Agreement dated January 24, 2018 (collectively, the “Lease”), Landlord (as successor to Venable Tenant LLC) leases to Tenant certain office space in the group of interconnected buildings situated at 302 East Pettigrew Street, Durham, North Carolina known collectively as “Venable Center” (the “Project”), as more particularly described in the Lease;

B.    Landlord and Tenant have agreed to add certain space to the premises demised under the Lease, and to make certain other modifications to the Lease as set forth hereinbelow;

C.    All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 1,626 rentable square feet of space known as Suite C-185 (the “Suite C-185 Premises”) in the Dibrell Building (the “Building”) in the Project, as outlined on Exhibit A attached hereto. The Term of the Lease with respect to the Suite C-185 Premises shall commence as of September 1, 2018, and shall be coterminous with the Term applicable to the remainder of the Premises. From and after September 1, 2018, the Suite C-185 Premises shall constitute a portion of the “Premises” for all purposes under the Lease. Landlord shall have no liability to Tenant in the event Landlord is unable to deliver possession of the Suite C-185 Premises to Tenant on September 1, 2018 due to the holding over by the prior tenant thereof or due to any other matter beyond Landlord’s reasonable control; however, in such event, rent with respect to the Suite C-185 Premises will not begin to accrue until the first business day after Landlord is able to deliver possession of the Suite C-185 Premises to Tenant, broom clean and free of any prior tenancy.

2.    From and after September 1, 2018, Tenant shall pay monthly Base Rent with respect to the Suite C-185 Premises in the amount of $3,929.50 per month, which amount shall escalate by 3.0% per annum on September 1, 2019 and each September 1st thereafter. Notwithstanding the foregoing, provided Tenant is not then in default under the Lease beyond any applicable notice and cure period, Landlord agrees to abate the first four (4) monthly installments of Base Rent with respect to the Suite C-185 Premises (only).

3.    Commencing on January 1, 2019, Tenant shall pay Additional Rent with respect to the Suite C-185 Premises pursuant to Section 6 of the Lease. With respect to the Suite C-185 Premises (only), Tenant’s Proportionate Share shall be 3.14714% for the Building and 1.89723% for the Project, and Tenant shall pay its Proportionate Share of increases in Operating Expenses over the Operating Expenses incurred in calendar year 2018.

4.    Tenant shall accept the Suite C-185 Premises in their “as is” condition (subject to Landlord’s continuing repair and maintenance obligations, as outlined in Section 10 of the Lease (as may be amended)), and Landlord shall have no obligation to make any alterations or improvements thereto whatsoever. Any alterations that Tenant desires to make in the Suite C-185 Premises shall be subject to all the terms and conditions set forth in Section 11 of the Lease. Landlord hereby agrees to grant Tenant an allowance (the “Granted Allowance”) in the amount of $32,520.00, to be applied toward the cost (including architectural and engineering fees) of alterations performed by Tenant in the Suite C-185 Premises. The Granted Allowance will be disbursed to Tenant within thirty (30) days following Tenant’s submission to Landlord of paid invoices with respect to such alterations, together with lien releases from Tenant’s contractor(s) and any other supporting documentation reasonably required by Landlord. Any portion of the Granted Allowance that has not been applied (or contracted to be applied) in the manner set forth above by March 1, 2019 shall revert to Landlord, and Tenant shall have no further rights with respect thereto.

5.    Concurrently with its execution of this Amendment, Tenant shall deliver to Landlord the sum of $3,929.50, which shall be added to Tenant’s existing Security Deposit, and which combined sum shall continue to be held by Landlord throughout the Term pursuant to the provisions of Section 9 of the Lease.

6.    Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder, other than CBRE-Raleigh, LLC and Cushman & Wakefield (the “Brokers”). Landlord acknowledges that it shall pay any commission or fee due to the Brokers, pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Brokers.

7.    This Amendment and all provisions contained herein are contingent upon an executed lease termination agreement between Landlord and the existing tenant (“RS&H, Inc.”) for the Suite C-185 Premises, providing that the Suite C-185 Premises shall be surrendered to Landlord on or before August 31, 2018 (the “RS&H Termination Agreement”). If Landlord does not enter into said RS&H Termination Agreement within fifteen (15) days of the date of full execution of this Amendment, then Tenant shall be entitled to terminate this Amendment (and all of its obligations hereunder) by written notice delivered to Landlord within thirty (30) days following the date of full execution of this Amendment (unless Landlord has entered into the RS&H Termination Agreement prior to Tenant’s delivery of its termination notice, in which event this Amendment shall remain in force and effect).

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8.    As modified by this Amendment, the Lease continues in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the day and year first above written.

WITNESS:	LANDLORD:

VC OWNER, LLC

Illegible	By:	/s/ Jeff Sheehan

	Title:	Authorized Signatory

WITNESS:	TENANT:

PRECISION BIOSCIENCES, INC.

/s/ Matt Kane	By:	Matt Kane

	Title:	CEO

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EXHIBIT A

FLOOR PLAN OF SUITE C-185 PREMISES

AMENDED AND RESTATED SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS AMENDED AND RESTATED SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the              day of February, 2019 (the “Effective Date”) by and between VC OWNER, LLC, a Delaware limited liability company (“Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with respect to the following recitals:

A.    Pursuant to that certain Lease Agreement dated April 5, 2010, as modified by a First Amendment to Lease Agreement dated August 19, 2011, and by a Second Amendment to Lease Agreement dated July 13, 2015, and by a Third Amendment to Lease Agreement dated January 12, 2016, and by a Fourth Amendment to Lease Agreement dated September 30, 2016 (the “Fourth Amendment”), and by a Fifth Amendment to Lease Agreement dated January 24, 2018 (the “Fifth Amendment”), by a Sixth Amendment to Lease Agreement dated August 6, 2018, and by a Seventh Amendment to Lease Agreement (the “Seventh Amendment”) dated November 14, 2018 (collectively, the “Lease”), Landlord (as successor to Venable Tenant LLC) leases to Tenant certain office space in the group of interconnected buildings situated at 302 East Pettigrew Street, Durham, North Carolina known collectively as “Venable Center” (the “Project”), as more particularly described in the Lease;

B.    Landlord and Tenant have agreed to add certain space to the premises demised under the Lease, to amend, restate, supersede, and replace that certain Seventh Amendment, and to make certain other modifications to the Lease as set forth hereinbelow; and

C.    All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Premises. Subject to Section 7 of this Amendment, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, (i) approximately 7,416 rentable square feet of space known as Suite WB100 (the “Suite WB100 Premises”) in Dibrell B, which is located within the Dibrell Building (the “Building”) in the Project, as outlined on Exhibit A-1 attached hereto and incorporated herein and (ii) approximately 7,416 rentable square feet of space known as Suite WB200 (the “Suite WB200 Premises”, together with the Suite WB100 Premises, collectively, the “Premises”) in the Building in the Project, as outlined on Exhibit A-2 attached hereto and incorporated herein. The Term of the Lease with respect to the Suite WB100 Premises shall commence as of March 1, 2019 (the “Suite WB100 Premises Seventh Amendment Commencement Date”) and shall be coterminous with the Term applicable to the remainder of the Premises. The Term of the Lease with respect to the Suite WB200 Premises shall commence as of May 1, 2019 (the “Suite WB200 Premises Seventh Amendment Commencement Date”, together with the Suite WB100 Premises Seventh Amendment Commencement Date, collectively, the “Seventh Amendment Commencement Date”) and shall be coterminous with the Term applicable to the remainder of the Premises. From and after the Suite WB100 Premises Seventh Amendment Commencement Date and the Suite WB200 Premises Seventh Amendment Commencement Date, respectively, the Suite WB100 Premises and the Suite WB200 Premises, respectively, shall constitute a portion of the “Premises” for all purposes under the Lease. Landlord shall have no liability to Tenant in the event Landlord is unable to deliver possession of the Suite WB100 Premises and the Suite WB200 Premises to Tenant on the Suite WB100 Premises Seventh Amendment Commencement Date and the Suite WB200 Premises Seventh Amendment Commencement Date, respectively, due to the holding over by the prior tenants thereof or due to any other matter beyond Landlord’s reasonable control (and further provided that Landlord shall use commercially reasonable efforts to enforce its rights under the existing lease agreements as modified by the Amended and Restated Lease

Termination Agreement, as hereinafter defined); however, in such event, Base Rent with respect to the Suite WB100 Premises and the Suite WB200 Premises, respectively, will not begin to accrue until the first business day after Landlord is able to deliver possession of the Suite WB100 Premises and the Suite WB200 Premises to Tenant, broom clean and free of any prior tenancy.

As of the Effective Date, the Suite WB100 Premises and the Suite WB200 Premises are occupied collectively by Hutson Law Office, P.A. (“Hutson Law”) and Richard M. Hutson II, Chapter 13 Standing Trustee (“Chapter 13”) with Hutson Law occupying a portion of Suite WB200 Premises in premises known as of the Effective Date as Suite B-260 and with Chapter 13 occupying Suite WB100 Premises and a portion of Suite WB200 Premises in premises known as of the Effective Date as Suite B-140. For purposes of clarity, as of the Seventh Amendment Commencement Date, the suites designated as of the Effective Date as Suite B-140 and Suite B-260 shall no longer have such designations and such premises shall be reconfigured and thereafter be known as Suite WB100 Premises and Suite WB200 Premises. Additionally, for purposes of clarity, Suite WB100 Premises is referred to in the Fourth Amendment as DB First Floor Expansion Premises and Suite WB200 Premises is referred to in the Fourth Amendment as DB Second Floor Expansion Premises.

2.    Rent.

(a)    Suite WB100 Premises. Except as set forth in Section 2(c) hereof, from the Suite WB100 Premises Seventh Amendment Commencement Date until the 90th day thereafter (the “100 Rent Commencement Date”), Tenant shall not be obligated to pay Base Rent or Operating Expenses with respect to the Suite WB100 Premises while it constructs the tenant improvements in Suite WB100 Premises. From and after the 100 Rent Commencement Date, Tenant shall pay Base Rent with respect to the Suite WB100 Premises only in accordance with the following rent table:

Period	Rate	Annual Base Rent	Monthly Base Rent
100RCD*– January 31, 2020	$20.32	N/A	$12,557.76**
February 1, 2020 – January 31, 2021	$20.88	$154,846.08	$12,903.84
February 1, 2021 – January 31, 2022	$21.46	$159,147.36	$13,262.28
February 1, 2022 – January 31, 2023	$22.05	$163,522.80	$13,626.90
February 1, 2023 – January 31, 2024	$22.65	$167,972.40	$13,997.70
February 1, 2024 – July 31, 2024	$23.28	N/A	$14,387.04

*100 Rent Commencement Date.

**Notwithstanding anything in the Lease to the contrary (and specifically deleting the reference to the abatement of Base Rent for the DB First Floor Expansion Premises set forth in Section 3 of the Fourth Amendment), Landlord will forebear the obligation of Tenant to pay Base Rent only for the first three (3) months following the 100 Rent Commencement Date and a portion of the fourth (4th) month following the 100 Rent Commencement Date in the total amount of $39,831.14 (the “Suite WB100 Abated Payments”).

(b)    Suite WB200 Premises. Except as set forth in Section 2(c) hereof, from the Suite WB200 Premises Seventh Amendment Commencement Date until the 30th day thereafter (the “200 Rent Commencement Date”), Tenant shall not be obligated to pay Base Rent or Operating Expenses with respect to the Suite WB200 Premises while it constructs the tenant improvements in Suite WB200 Premises. From and after the 200 Rent Commencement Date, Tenant shall pay Base Rent with respect to the Suite WB200 Premises only in accordance with the following rent table:

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Period	Rate	Annual/Periodic Base Rent	Monthly Base Rent
200RCD* – March 31, 2020	$26.39	N/A	$16,309.02**
April 1, 2020 – March 31, 2021	$27.12	$201,121.92	$16,760.16
April 1, 2021 – March 31, 2022	$27.87	$206,683.92	$17,223.66
April 1, 2022 – March 31, 2023	$28.63	$212,320.08	$17,693.34
April 1, 2023 – March 31, 2024	$29.42	$218,178.72	$18,181.56
April 1, 2024 – July 31, 2024	$30.23	N/A	$18,682.14

*200 Rent Commencement Date

**Notwithstanding anything in the Lease to the contrary (and specifically deleting the reference to the abatement of Base Rent for the DB Second Floor Expansion Premises set forth in Section 3 of the Fourth Amendment), Landlord will forebear the obligation of Tenant to pay Base Rent only for the first three (3) months following the 200 Rent Commencement Date and a portion of the fourth (4th) month following the 200 Rent Commencement Date in the total amount of $52,078.65 (the “Suite WB200 Abated Payments”).

(c)    As a part of Tenant’s willingness to incentivize Hutson Law and Chapter 13’s early terminations of the Premises in order to facilitate Tenant’s own leasing of the Premises, Tenant has agreed to pay a portion of the rent payments owed by Hutson Law and Chapter 13 to Landlord for the Premises.    Notwithstanding anything in the Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that Tenant shall make the following payments for the Premises to Landlord on or before the following dates:

Payment Due Date	Amount Due
March 1, 2019	$12,557.76
April 1, 2019	$12,557.76
May 1, 2019	$28,866.78
June 1, 2019	$28,866.78

3.    Additional Rent.

(a)    Suite WB100 Premises. Commencing on the 100 Rent Commencement Date, Tenant shall pay Additional Rent with respect to the Suite WB100 Premises pursuant to Section 6 of the Lease. With respect to the Suite WB100 Premises only, Tenant’s Proportionate Share shall be (i) 14.36179%, which is the ratio of 7,416 (the rentable square footage of the Suite WB100 Premises) to 51,637 (the rentable square footage of the Building) for the Building, and (ii) 8.66436%, which is the ratio of 7,416 (the rentable square footage of the Suite WB100 Premises) to 85,592 (the rentable square footage of the Project) for the Project. Notwithstanding anything in the Lease to the contrary, with respect to the Suite WB100 Premises only, the Base Rent is a “triple-net” rental rate, and Tenant shall pay its Proportionate Share of all Operating Expenses from and after the Suite WB100 Premises Seventh Amendment Commencement Date. For purposes of clarity, the percentages set forth in the table in Section 6 of the Fourth Amendment for Tenant’s Proportionate Share of the Building and Tenant’s Proportionate Share of Project for DB First Floor Expansion Premises are hereby deleted in their entirety.

(b)    Suite WB200 Premises. Commencing on the 200 Rent Commencement Date, Tenant shall pay Additional Rent with respect to the Suite WB200 Premises pursuant to Section 6 of the Lease. With respect to the Suite WB200 Premises (only), Tenant’s Proportionate Share shall be (i) 14.36179%, which is the ratio of 7,416 (the rentable square footage of the Suite WB200 Premises) to 51,637 (the rentable square footage of the Building) for the Building, and (ii) 8.66436%, which is the ratio of 7,416 (the rentable

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square footage of the Suite WB200 Premises) to 85,592 (the rentable square footage of the Project) for the Project. Notwithstanding anything in the Lease to the contrary, with respect to the Suite WB200 Premises only, the Base Rent is a modified “full-service” rental rate, and commencing on the Suite WB200 Premises Seventh Amendment Commencement Date, Tenant shall pay its Proportionate Share of increases in Operating Expenses over the Operating Expenses incurred in calendar year 2017. For purposes of clarity, the percentages set forth in the table in Section 6 of the Fourth Amendment for the Tenant’s Proportionate Share of the Building and Tenant’s Proportionate Share of Project for DB Second Floor Expansion Premises are hereby deleted in their entirety.

4.    Tenant Improvements. Subject to this Section 4, Tenant shall accept the Suite WB100 Premises and Suite WB200 Premises in their “as is” condition (subject to Landlord’s continuing repair and maintenance obligations, as outlined in Section 10 of the Lease (as may be amended)), and Landlord shall have no obligation to make any alterations or improvements thereto whatsoever (provided that Landlord shall deliver same in good and tenantable condition, broom clean, with all systems serving same in good working order). Any alterations that Tenant desires to make in the Suite WB100 Premises and Suite WB200 Premises shall be subject to all the terms and conditions set forth in Section 11 of the Lease. Notwithstanding anything in the Lease to the contrary (and specifically deleting the references to the Improvements Allowances (as defined in Section 7 of the Fourth Amendment) for the DB First Floor Expansion Premises and the DB Second Floor Expansion Premises in Section 7 of the Fourth Amendment), Landlord hereby agrees to grant Tenant (i) an allowance in the amount of $217,480.45 (i.e. $29.33 per rentable square foot multiplied by 7,416 rentable square feet) (the “Suite WB100 Granted Allowance”) to be applied toward the cost (including architectural and engineering fees) of alterations performed by Tenant in the Suite WB100 Premises and (ii) an allowance in the amount of $124,988.76 (the “Suite WB200 Granted Allowance”, together with the Suite WB100 Granted Allowance, collectively, the “Granted Allowance”) to be applied toward the cost of the design and construction of any alterations Tenant desires to perform in Suite WB100 Premises and Suite WB200 Premises, respectively, in conjunction with Tenant’s initial occupancy of Suite WB100 Premises and Suite WB200. Any portion of the Granted Allowance may be applied to pay the fees of the architect and engineers and any construction supervision, contractors’ overhead and profit charges, along with fees for any project manager employed by Tenant with respect to such alterations, as well as any licensing and permitting costs and fees; provided, the Suite WB100 Granted Allowance may only be used for the Suite WB100 Premises and the Suite WB200 Granted Allowance may only be used for the Suite WB200 Premises.

The cost of Tenant’s alterations in the Suite WB100 Premises shall be paid first out the Suite WB100 Granted Allowance until the Suite WB100 Granted Allowance is exhausted (at which time Tenant shall be fully responsible for the cost of any further alterations), and the cost of Tenant’s alteration in the Suite WB200 Premises shall be paid first out the Suite WB200 Granted Allowance until the Suite WB200 Allowance is exhausted (at which time Tenant shall be fully responsible for the cost of any further alterations). Provided no Event of Default then exists under the Lease, the Granted Allowance (or portions thereof) shall be disbursed to Tenant within thirty (30) days following Tenant’s submission to Landlord of paid invoices for work related to alterations performed by Tenant in the Suite WB100 Premises and Suite WB200 Premises, accompanied by waivers of liens executed by all contractors employed by Tenant for the performance of such work. If the cost of Tenant’s alterations in the Suite WB100 Premises or the Suite WB200 Premises exceeds the amount of the Suite WB100 Granted Allowance or the Suite WB200 Granted Allowance, the excess shall be paid by Tenant after the Suite WB100 Granted Allowance or the Suite WB200 Granted Allowance is fully exhausted. Any portion of the (i) Suite WB100 Granted Allowance that has not been applied (or contracted to be applied) in the manner set forth above by the date which is twelve (12) months following the Suite WB100 Premises Seventh Amendment Commencement Date shall revert to Landlord, and Tenant shall have no further rights with respect thereto and (ii) Suite WB200 Granted Allowance that has not been applied (or contracted to be applied) in the manner set forth above by the date which is twelve (12) months following the Suite WB200 Premises Seventh Amendment Commencement Date shall revert to Landlord, and Tenant shall have no further rights with respect thereto.

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5.    Security Deposit. Concurrently with its execution of this Amendment, Tenant shall deliver the sum of $28,434.18 to Landlord as an additional portion of the Security Deposit, and accordingly the Security Deposit shall be increased by $28,434.18, which shall be held by Landlord throughout the Term pursuant to the provisions of Section 9 of the Lease.

6.    Brokers. Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder, other than CBRE -Raleigh, LLC (the “Landlord’s Broker”) and Cushman & Wakefield (the “Tenant’s Broker”, together with Landlord’s Broker, collectively, “Brokers”). Landlord acknowledges that it shall pay any commission or fee due to the Landlord’s Broker, pursuant to a separate written agreement. Landlord’s Broker shall pay any commission or fee due to Tenant’s Broker, pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Brokers.

7.    Contingency. This Amendment and all provisions contained herein are contingent upon (i) an executed amended and restated lease termination agreement between Landlord and Hutson Law for the premises that Hutson Law leases from Landlord (the “Amended and Restated Hutson Law Lease Termination Agreement”) and (ii) an executed amended and restated lease termination agreement between Landlord and Chapter 13 for the premises that Chapter 13 leases from Landlord (the “Amended and Restated Chapter 13 Lease Termination Agreement”, together with the Amended and Restated Hutson Law Lease Termination Agreement, collectively, the “Amended and Restated Lease Termination Agreement”), providing that the Suite WB100 Premises and the Suite WB200 Premises shall be surrendered to Landlord on or before February 28, 2019 or April 30, 2019, respectively, in accordance with the Amended and Restated Lease Termination Agreement. In the event Landlord does not obtain the Amended and Restated Lease Termination Agreement by February 28, 2019, Landlord or Tenant shall thereafter have the right to terminate this Amendment (prior to date of receipt of a fully executed Amended and Restated Lease Termination Agreement).

8.    Notices. The Landlord notice information and payment information in Section 29(b) of the Lease is hereby deleted in its entirety and replaced with the following:

For Notice Information:

Landlord:	VC Owner, LLC

c/o Trinity Capital Advisors

440 S. Church Street, Suite 800

Charlotte, NC 28202

Attn: Asset Manager

With a copy to:	Longleaf Law Partners

2235 Gateway Access Point, Suite 201

Raleigh, NC 27607

Attnention: L. Penn Clarke

For Payment Information:

Landlord:	VC Owner, LLC

c/o TP Triangle

3020 Carrington Mill Blvd., Suite 425

Morrisville, NC 27560

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9.    Acknowledgement. Landlord and Tenant acknowledge that, to their actual knowledge, each party has complied with all of its obligations under the Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

10.    Seventh Amendment. This Amendment amends, restates, supersedes and replaces that certain Seventh Amendment in its entirety.

11.    Dibrell Expansion Premises Clarification. Sections 6 and 7 of the Fifth Amendment are clarified as follows: (i) the Dibrell Expansion Date is agreed to be June 1, 2018; (ii) Base Rent for the Dibrell Expansion Premises, from 1/1/2019 through 3/31/2020 shall be as follows:

1/1/2019 – 1/31/2019:	$3,708.62 (21% abatement)
2/1/2019 – 3/31/2019:	$4,694.45 per month
4/1/2019 – 3/31/2020:	$4,822.61 per month.

Beginning 4/1/2020, Base Rent for the Dibrell Expansion Premises shall follow the existing table in Section 7 of the Fifth Amendment.

12.    Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Except as modified and amended by this Amendment, the Lease shall remain in full force and effect. If anything contained in this Amendment conflicts with any terms of the Lease, then the terms of this Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety. Each party to this Amendment shall execute all instruments and documents and take such further action as may be reasonably required to effectuate the purposes of this Amendment. This Amendment may be modified only by a writing executed by the parties hereto. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. The invalidity of any portion of this Amendment shall not have any effect on the balance hereof. This Amendment shall be binding upon the parties hereto, as well as their successors, heirs, executors and assigns. This Amendment shall be governed by, and construed in accordance with North Carolina law.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the day and year first above written.

LANDLORD:

VC OWNER, LLC

By:	/s/ Jeffrey B. Sheehan

Name:	Jeffrey B. Sheehan

Title:	Partner

TENANT:

PRECISION BIOSCIENCES, INC.

By:	/s/ Matt Kane

Name:	Matt Kane

Title:	CEO

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EXHIBIT A-1

FLOOR PLAN OF SUITE WB100 PREMISES

EXHIBIT A-2

FLOOR PLAN OF SUITE WB200 PREMISES